Exhibit 10.13
LEASE
HINES REIT ONE WILSHIRE SERVICES, INC.,
a Delaware corporation,
as Landlord,
and
CRG WEST ONE WILSHIRE, L.L.C.,
a Delaware limited liability company,
as Tenant
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(i)

LEASE
     This Lease (the “Lease”), dated as of the date set forth below in the Summary of Basic Lease Information (the “Summary”), is made by and between HINES REIT ONE WILSHIRE SERVICES, INC., a Delaware corporation (“Landlord”), and CRG WEST ONE WILSHIRE, L.L.C., a Delaware limited liability company (“Tenant”).
     This Lease is in fact a sublease of the Premises (as defined below), as Landlord is the tenant of the Premises under that certain Lease of even date herewith between Hines REIT One Wilshire LP, a Delaware limited partnership (“Master Landlord”) and Landlord (the “Master Lease”). Notwithstanding the foregoing, to the extent provided below in this Lease, Landlord shall be responsible for timely providing and/or performing or causing Master Landlord to timely provide and/or perform all of the services and obligations required to be provided and/or performed by Master Landlord under the Master Lease, and in this regard, Landlord hereby expressly agrees that the failure of Landlord to provide and/or perform or cause Master Landlord to provide and/or perform any such services and obligations shall be a default by Landlord under Section 18.3 of this Lease (after expiration of any applicable notice and cure period provided for in such Section 18.3). Landlord further covenants as follows: (i) not to voluntarily terminate or allow the termination of the Master Lease (including, without limitation, due to any casualty damage or destruction or condemnation); (ii) not to modify the Master Lease in any manner which adversely affects Tenant’s rights or remedies under this Lease, or increases any of Tenant’s duties, covenants, obligations, liabilities, costs or expenses under this Lease; and (iii) to take all reasonable actions necessary to preserve and keep in full force and effect the Master Lease. Landlord covenants not to take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease on the part of the Tenant thereunder.
     Although this Lease is, in fact, a sublease, notwithstanding anything to the contrary set forth in this Lease, in no event shall Tenant be obligated to incur any duties, covenants, obligations, liabilities, costs or expenses in excess of those that Tenant would have otherwise incurred had Tenant leased the Premises directly from Master Landlord, on the terms and conditions set forth in this Lease. Without limiting the foregoing, in no event shall Tenant be obligated to pay any duplication of charges or to pay the same particular item to both Landlord and Master Landlord; for example, in the event of a Default by Tenant under this Lease, Tenant may have obligations under Section 18.1.2 of this Lease, but would not have the obligation to pay any additional amounts under Section 18.1.2 of the Master Lease (whether through an indemnity under this Lease, or otherwise).
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SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE		DESCRIPTION
1.	Effective Date:	August 1, 2007.

2.	Premises/Building:

	2.1 Premises:	A total of approximately 10,848 rentable square feet, consisting of:

(a) Suite 400 on the 4th floor of the Building, consisting of approximately 6,141 rentable square feet and more particularly described in Exhibit A (“Suite 400”);

(b) Suite 410 on the 4th floor of the Building, consisting of approximately 258 rentable square feet and more particularly described in Exhibit A (“Suite 410”);

(c) Suite 420 on the 4th floor of the Building, consisting of approximately 452 rentable square feet and more particularly described in Exhibit A (“Suite 420”);

(d) Suite 450 on the 4th floor of the Building, consisting of approximately 2,094 rentable square feet and more particularly described in Exhibit A (“Suite 450”);

(e) Suite 460 on the 4th floor of the Building, consisting of approximately 1,456 rentable square feet and more particularly described in Exhibit A (“Suite 460”);

(f) Suite 470 on the 4th floor of the Building, consisting of approximately 154 rentable square feet and more particularly described in Exhibit A (“Suite 470”); and

(g) Suite 480 on the 4th floor of the Building, consisting of approximately 293 rentable square feet and more particularly described in Exhibit A (“Suite 480”).

The Premises are summarized below in Section 13 of the Summary of Basic Lease Information, in the Section titled “Summary”.

If the Premises at any time include one or more floors in their entirety, all corridors, elevator lobbies and restroom facilities located on such full floor(s) shall be considered part of the Premises, but shall be subject to the restrictions set forth in Section 7 of the Summary below.
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Tenant’s rights to the Premises include the non-exclusive right to use and, upon reasonable prior notice to Landlord and Master Landlord, to access and enter, at no additional charge (except as may be otherwise provided in this Lease), the common area janitorial closets, and the common area electrical and telephone rooms, that serve the Premises and are located outside the Premises in the Building and/or Project as reasonably necessary for Tenant’s effective and efficient use of the Premises for the Permitted Use to service Tenant’s and its customers’ equipment that is located in the Premises. Tenant shall also have the non-exclusive right with respect to each demised portion of the Premises to use and, upon reasonable prior notice to Landlord and Master Landlord (except in the event of emergency, in which case no notice shall be required), to access and enter, at no additional charge, any space that is located immediately above the ceilings of such demised portion of the Premises and immediately below the floor slab of the floor next above, to the extent reasonably necessary to service Tenant’s and its customers’ equipment in such demised portion of the Premises and to run properly insulated and identified wires, cables and other conduits to such demised portion of the Premises and Tenant and its customers’ equipment therein and to use such space as reasonably necessary for providing utility services to such demised portion of the Premises. Tenant shall also be permitted, at no additional charge (except as may be otherwise provided in this Lease), the non-exclusive right to run properly insulated and identified cabling and wiring through the risers in the Building and/or Project to the extent reasonably necessary to service Tenant’s and its customers’ equipment in the Premises.

Notwithstanding the foregoing, Tenant’s utilization of and access to and entry into such risers, ceiling space, electrical closets and telephone rooms, and the Supplemental Areas and all other areas of the Building or Project located outside the Premises to which Tenant has rights to use under this Lease (including Articles 1.5 and 6.9 of this Lease), and the installation, testing, placement, use, operation, removal and alteration of any Supplemental Equipment therein, shall be:

(i) except as may be otherwise set forth in this Lease, at Tenant’s sole cost and expense; (ii) limited to the purposes for which the same were intended; (iii) in compliance with all Applicable Laws and the other applicable provisions of this Lease (including Articles 7 and 8 of this Lease); (iv) in accordance with plans and specifications and in locations to be approved by Landlord in its reasonable discretion (and Master
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Landlord as required under the Master Lease) with respect to any such risers, ceiling space, electrical closets and telephone room, equipment therein and, except as may be set forth in this Lease, Supplemental Equipment and Supplemental Areas (or sole and absolute discretion to the extent the same would result in a Design Problem, as defined in Article 8.1 of this Lease); (v) outside the Premises, except as may be otherwise set forth in this Lease, subject to the non-exclusive rights of Landlord, Master Landlord and other tenants and occupants (as previously or hereafter granted by Master Landlord) to use and access such areas for their operations, cabling, wiring, equipment and other intended purposes, provided the same does not unreasonably interfere with Tenant’s use thereof or other rights or remedies under this Lease (and subject to available capacity, as reasonably determined by Landlord (and Master Landlord as required under the Master Lease) on a pro-rata or other equitable basis, such that Landlord, Master Landlord and such other tenants and occupants may reasonably use and access such areas for such purposes); (vi) subject to the applicable TCC’s of Article 6.9 below (including Tenant’s payment of any fees or charges with respect to such use, if any, as expressly provided therein); (vii) subject to Tenant’s compliance with the Rules and Regulations attached to this Lease as Exhibit G and all other reasonable, non-discriminatory rules and regulations as may be adopted by Landlord (and Master Landlord as permitted under the Master Lease) in writing from time to time; (viii) conducted by Tenant in a manner (and Tenant hereby covenants to conduct such use in a manner) that will not (A) unreasonably interfere with Master Landlord’s normal and customary operation of the Building or Project or any portion thereof (including the Building Structure or any Building Systems), or unreasonably interfere with the use, occupancy, systems and/or equipment of other tenants or occupants of the Project, provided that such use and occupancy is for normal and customary purposes in an office/telecommunications building that do not unreasonably interfere with Tenant’s operations permitted under and conducted in compliance with the TCC’s of this Lease, or (B) cause or create a dangerous or hazardous condition; (ix) subject to, limited by and in compliance with the Building’s structural and floor loads, and the capacity of and manufacturer’s specifications for the Building Systems; and (x) in compliance with and subject to the provisions of and the Master Landlord’s rights and remedies under the Master Lease. The requirements and conditions set forth in clauses (i) through (x) hereinabove shall collectively be referred to as the “Special
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Use Conditions”.

Notwithstanding anything to the contrary set forth herein, with respect to Tenant’s existing manner of use and occupancy, and Tenant’s existing equipment and other property as of the Lease Commencement Date, Tenant shall not be in violation of any Special Use Conditions if the violation exists as a result of any action by Landlord or Master Landlord on or after the Lease Commencement Date.

To the extent any mechanical rooms, electrical closets and telephone rooms are located exclusively within the Premises and contain no system, wiring, cabling or other item related to either the Building Structure and/or the Building Systems or to any systems or equipment of any tenant or occupant of the Project other than Tenant, no prior consent of Landlord or Master Landlord shall be required with respect to Tenant’s use of such areas, but any such use shall be (A) for the purposes for which such areas were intended, (B) subject to Tenant’s compliance with the other provisions of this Lease, the Rules and Regulations attached to this Lease as Exhibit G, and any other reasonable, non-discriminatory rules and regulations adopted by Landlord (and Master Landlord as permitted under the Master Lease) as may adopted by Landlord (and Master Landlord as permitted under the Master Lease) in writing from time to time in connection with such use, and (C) conducted by Tenant in a manner (and Tenant hereby covenants to conduct such use in a manner) that will not unreasonably interfere with Master Landlord’s operation of the Building or Project or any portion thereof (including any Building Systems), or the use, occupancy, operations, systems and/or equipment of other tenants or occupants of the Project.

Additionally, without limiting the foregoing, provided no applicable Special Use Condition is violated as a result thereof and Tenant otherwise complies with all of the other TCC’s of this Lease (including, without limitation, the foregoing provisions of this Section 2.1, Section 7 of the Summary and Article 6.9 of this Lease), Tenant shall have the exclusive right to use, at no additional charge (other than Tenant’s payment of all utilities costs of operation), the equipment, and areas in the Building upon which such equipment is located, set forth on Exhibit B attached hereto. Notwithstanding the fact that Tenant must (or may, as applicable), leave certain property in the Building, during the entire Lease Term (as may be extended), as set forth in this Lease, Tenant shall remain the owner of all such equipment and property, for all purposes
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(including, without limitation, for depreciation), including, without limitation, the Supplemental Equipment.

	2.2 Building:	The building located at 624 S. Grand Avenue, Los Angeles, California 90017, containing approximately 661,553 rentable square feet.

3.	Lease Term:

	3.1 Length of Term:	Ten (10) years, subject to extension or earlier termination in accordance with the terms of this Lease.

	3.2 Lease Commencement Date:	August 1, 2007.

	3.3 Lease Expiration Date:	July 31, 2017.

4.	Base Rent:	Base Rent shall be payable in the amounts set forth below in Section 13 of this Summary of Basic Lease Information, and in accordance with Article 3 below.

5.	Base Year:	Calendar year 2007.

6.	Tenant’s Share:	1.64% in the aggregate, with Tenant’s Share for each applicable portion of the Premises as set forth on Exhibit E.

7.	Permitted Use:	Subject to the TCC’s of this Lease, and subject to Applicable Laws, telecommunications, communications, internet, data transmission, and all other lawful uses related thereto, including, without limitation, infrastructure data center use, main distribution frame connections, meet-me-room operations, installation, operation, testing, use and maintenance of generators (including diesel fuel tanks serving such generators), batteries, telecommunication, switching, transmission, cooling and computer equipment and infrastructure in the Premises, as well as Colocation (as defined below). Tenant may also use any portion of the Premises for office and storage uses. It is expressly agreed and understood that, notwithstanding anything to the contrary in this Lease, the existing manner of use and occupancy of the Premises, as of the Lease Commencement Date, are Permitted Uses.

Notwithstanding the foregoing to the contrary, any existing corridors, elevator lobbies and restroom facilities located on
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any full floor portions of the Premises as corridors, elevator lobbies and restroom facilities, respectively, and notwithstanding Article 8 of this Lease to the contrary, shall not install any Alterations, improvements equipment or property in or to such corridors, elevator lobbies and restroom facilities which would convert or change the character of such areas to other than corridors, elevator lobbies and restroom facilities, respectively.

For purposes of this Lease, “Colocation” is defined as providing, in the ordinary course of Tenant’s business, facilities, including, without limitation, (i) communication network connection opportunity to customers, licensees, suppliers, business partners and/or affiliates (collectively, “Colocation Users”) within the Premises for which such parties pay fees or provide other consideration based upon access to such facilities, and wherein Colocation Users may install and operate telecommunications, data processing, data storage and/or other equipment with the intention of networking the same with other Colocation Users and/or Tenant, (ii) physical space, (iii) power, and/or (iv) cooling.

Notwithstanding anything to the contrary in this Lease, Tenant shall be permitted to use the name “One Wilshire" in its agreements with its customers or providers, marketing and advertising, and may also use the address of the Building and depiction of the Building in connection therewith, provided the content of any such marketing and advertising shall not be reasonably objectionable to owners of Comparable Buildings (for example, if Tenant used such name in pornographic advertising).

8.	Intentionally Deleted

9.	Parking:	Tenant shall not be entitled to any parking spaces in the Building parking facility under this Lease.

10.	Address of Tenant:	c/o CRG West, LLC XXXX XXXX XXXX

11.	Address of Landlord:	Hines REIT One Wilshire Services, Inc. XXXX XXXX XXXX
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with a copy to:

Hines Interests Limited Partnership XXXX XXXX XXXX

12.	Brokers:	None.
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13.	Summary:	This Section 13 sets forth below a summary of the Premises and Tenant’s Base Rent payable for the Premises. Base Rent is subject to change in accordance with the provisions set forth in Article 3 below.

Premises Components (each
of the following deemed a		Monthly Base	Annual Base
Component)	RSF	Rent	Rent per RSF	Annual Base Rent
Suite 400	6,141	$35,822.50	$70.00	$429,870.00
Suite 410	258	$1,505.00	$70.00	$18,060.00
Suite 420	452	$2,636.67	$70.00	$31,640.00
Suite 450	2,094	$12,215.00	$70.00	$146,580.00
Suite 460	1,456	$8,493.33	$70.00	$101,920.00
Suite 470	154	$898.33	$70.00	$10,780.00
Suite 480	293	$1,709.17	$70.00	$20,510.00
Total	10,848	$63,280.00	$70.00	$759,360.00
ARTICLE 1
PREMISES, BUILDING, PROJECT, AND COMMON AREAS
     1.1 Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises set forth in Section 2.1 of the Summary. Landlord and Tenant hereby acknowledge and agree that the rentable square footage of the Premises as set forth in Section 2.1 of the Summary shall be conclusive for all purposes under this Lease and is not subject to remeasurement by Landlord or Tenant. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (“TCCs”) herein set forth, and Tenant and Landlord covenant as a material part of the consideration for this Lease to keep and perform each and all of such TCCs to be kept and performed by it and that this Lease is made upon the condition of such performance. In exercising Tenant’s rights expressly provided in this Lease (including Section 2.1 of the Summary and Articles 1.5 and 6.9 below) to use portions of the Building outside the Premises, Tenant shall comply with and satisfy all of the applicable Special Use Conditions at all times during such use.
     1.2 The Building and The Project. The term “Building,” as used herein, shall refer to the Building set forth in Section 2.2 of the Summary. The term “Project,” as used in this Lease, shall consist of: (i) the Building and the Common Areas and the parking facilities serving the Building; and (ii) the land upon which the Building and the Common Areas are located. Except as otherwise specifically set forth in this Lease or the Master Lease, Tenant acknowledges and agrees that (A) neither Landlord nor Master Landlord nor any agent of Landlord or Master Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business or the Permitted Use, (B) Landlord and Master Landlord
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have no obligation and have made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, the Project or any part thereof, and (C) Tenant shall accept the Premises, the Building and the Project in their “AS IS” condition as of the Lease Commencement Date.
     1.3 Common Areas. Without limiting any other rights or remedies of Tenant, to the extent Landlord has such rights under the Master Lease, Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the Rules and Regulations attached to this Lease as Exhibit G, those portions of the Project which are provided, from time to time, for use in common by Master Landlord, Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Master Landlord, in its reasonable discretion, as permitted in the Master Lease, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Master Landlord as permitted in the Master Lease. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Master Landlord as permitted in the Master Lease. Landlord shall at all times cause Master Landlord to maintain and operate the Common Areas in compliance with Applicable Laws, and in a manner consistent with the “Comparable Buildings,” as such term is defined below. Tenant acknowledges that as provided in the Master Lease, Master Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas (and Landlord shall cause Master Landlord to use commercially reasonable efforts to advise Tenant in advance of any such alterations, additions or changes), so long as such alterations, additions and changes will not result in an “Adverse Condition”, which for purposes hereof shall mean (i) any unreasonable interference with or material adverse effect on Tenant’s access to or use of the Premises for the Permitted Use, (ii) any unreasonable interference with or material adverse effect on Tenant’s access to or use of the Supplemental Areas or any other areas of the Building or Project outside the Premises to which Tenant has access pursuant to this Lease, or (iii) an event which affects the location or size of the Premises or any Supplemental Areas or any other areas of the Building or Project outside the Premises to which Tenant has access pursuant to this Lease. Subject to the terms of this Lease and Tenant’s compliance with the Rules and Regulations attached to this Lease as Exhibit G and with such other reasonable, non-discriminatory Building rules and regulations promulgated in writing by Master Landlord, as permitted in the Master Lease, which will not result in an Adverse Condition, Tenant shall have the right of ingress and egress to the Premises, the Building Common Areas and the Project parking areas twenty-four (24) hours per day, seven (7) days per week. The term “Comparable Buildings” shall mean comparable buildings in terms of quality and desirability of location, age (based upon the date of completion of construction or major renovation as to the building containing the portion of the Premises in question), quality of construction, level, availability and type of services and amenities, height, size and appearance, and are located in downtown Los Angeles, California.
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ARTICLE 2
INITIAL LEASE TERM; OPTION TERM
     2.1 Initial Lease Term. The TCCs of this Lease shall be effective as of the “Effective Date” of this Lease (the Effective Date of this Lease is set forth in Section 1 of the Summary). The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, and shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”). The Lease Term shall expire on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated or extended as provided in this Lease.
     2.2 Option Terms.
          2.2.1 Option Rights. Landlord hereby grants Tenant three (3) options to extend the Lease Term for the entire Premises for a period of five (5) years each (each, an “Option Term”), subject to the provisions set forth below in this Article 2.2; provided, however, Tenant shall have no such right to extend the Lease Term for a particular Option Term unless Tenant has either exercised its option to extend the lease term for the CRG Direct Lease (as defined below) for a term which is coterminous with such Option Term, or concurrently with Tenant’s delivery of the Option Exercise Notice for such Option Term, Tenant under the CRG Direct Lease exercises its option to extend the lease term for the CRG Direct Lease for a term which is coterminous with such Option Term (either of such events is referred to herein as the “CRG Direct Lease Condition”). If Tenant properly exercises its option to extend the Lease Term for an Option Term (and provided the CRG Direct Lease Condition has been satisfied), Landlord shall be obligated to and shall immediately exercise its option to extend its then-current lease term for the concurrent or longer option term under the Master Lease, failing which Tenant shall have the right, in Landlord’s name and on Landlord’s behalf to exercise same under the Master Lease, and Master Landlord will be obligated to accept the same as being proper exercise of the applicable renewal option delivered by Landlord, as tenant under the Master Lease. Tenant’s options shall be exercisable only by written notice delivered by Tenant to Landlord as provided below and shall be subject to and in accordance with the terms and conditions set forth below in this Article 2.2. Upon the exercise by Tenant pursuant hereto of an option to extend, the Lease Term for the entire Premises shall be extended for the applicable period of five (5) years.
          2.2.2 Option Rent. The Base Rent payable by Tenant during each Option Term (if any) (the “Option Rent”) shall be equal to the monthly Base Rent in effect immediately prior to the commencement of the applicable Option Term, adjusted on the first day of the applicable Option Term, and on each annual anniversary thereafter during the applicable Option Term, pursuant to Section 3.2 below.
          2.2.3 Exercise of Options. The options contained in this Article 2.2 shall be exercised by Tenant, if at all, in the manner set forth in this Article 2.2.3. If Tenant desires to exercise an option to renew, Tenant shall deliver written notice (the “Option Exercise Notice”) to Landlord not less than nine (9) months prior to the expiration of the then Lease Term, stating that Tenant is exercising its option. Once Tenant delivers to Landlord an Option Exercise Notice, and provided that the CRG Direct Lease Condition has been satisfied, the then-current
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Lease Term of this Lease for the Premises shall be extended for the applicable Option Term and Option Rent for such applicable Option Term shall be determined as set forth above.
ARTICLE 3
BASE RENT
     3.1 General Terms. Tenant shall pay, without prior written notice or demand, to Landlord at the Landlord’s address set forth in Section 11 of the Summary, or, at Landlord’s option, at such other place in the Continental United States as Landlord may from time to time designate in writing, base rent (“Base Rent”) as set forth in Section 13 of the Summary, payable in equal monthly installments as set forth in Section 13 of the Summary (as may be adjusted pursuant to this Lease), in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction (except as set forth in this Lease). If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.
     3.2 Base Rent Increases. During the initial Lease Term (and any Option Term), commencing on the one (1) year anniversary of the Lease Commencement Date, and on each annual anniversary thereafter during the Lease Term (the “Adjustment Dates”), the Base Rent set forth in Section 13 of the Summary of Basic Lease Information above shall be adjusted as follows: the adjusted Base Rent as of each Adjustment Date shall be the monthly Base Rent effective on the day immediately preceding that Adjustment Date, multiplied by one hundred three percent (103%) (i.e., multiplied by 1.03, for a 3% annual cumulative and compounded increase in Base Rent).
ARTICLE 4
ADDITIONAL RENT
     4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay Tenant’s Share of the annual Direct Expenses (for any calendar year during the Lease Term which occurs after the calendar year 2007), which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Article 4.2.1, below. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” Tenant shall not have to pay Tenant’s Share of increases in Direct Expenses attributable to any period of time after the Lease Term has ended except to the extent Tenant continues to occupy the Premises.
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     4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
          4.2.1 “Base Year” shall mean the calendar year set forth in Section 5 of the Summary.
          4.2.2 “Direct Expenses” shall mean “Operating Charge Expenses”, “Utility Expenses” and “Tax Expenses” (as such terms are defined below), to the extent constituting Direct Expenses under the Master Lease.
          4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls (including the Base Year), through and including the calendar year in which the Lease Term expires.
          4.2.4 Subject to Article 4.2.9 below, “Operating Charge Expenses” shall mean all expenses, costs and amounts of every kind and nature which Master Landlord incurs during any Expense Year (and charges to Landlord as Operating Charge Expenses under Article 4 of the Master Lease, to the extent permitted under the Master Lease) in connection with the ownership, management, maintenance, security, repair, replacement or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Charge Expenses shall specifically include any and all of the following: (i) the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which adversely affect Operating Charge Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of insurance carried by Master Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with any parking areas servicing the Project; (vi) fees and other costs of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; provided, however, notwithstanding anything to the contrary contained in this Lease, the management fee which shall be included as part of Operating Charge Expenses in each Expense Year (including the Base Year) shall equal three percent (3%) of all Base Rent and Additional Rent (excluding such management fee) which would be derived from the Project if fully occupied at the Base Rent and Additional Rent (excluding such management fee) payable by Tenant under this Lease for such applicable year, determined without regard to offset, deduction or abatement (the “Management Fee”); (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project below the grade of property manager; (ix) costs under any recorded instrument pertaining to the sharing of costs by the Project; (x) operation, repair and maintenance of all systems and equipment and components thereof of the Project; and (xi) the cost of alarm and security services and common area janitorial services and janitorial services provided to the Premises, to the extent Master Landlord is obligated to provide the same pursuant to the terms of the Master Lease. If, during all or any part of the Expense Year (including the Base Year), Master Landlord is not furnishing any particular work
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or service (the cost of which, if performed by Master Landlord, would be included in Operating Charge Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Master Landlord, Operating Charge Expenses for such Expense Year (including the Base Year, as applicable) shall be deemed to be increased by an amount equal to the additional Operating Charge Expenses which would reasonably have been incurred during such period by Master Landlord if it had at its own expense furnished such work or service to such tenant. Notwithstanding the foregoing, Operating Charge Expenses shall in no event include Utility Expenses or Tax Expenses. Additionally, in the event Master Landlord incurs costs or expenses associated with or relating to new separate items or categories or subcategories of Operating Charge Expenses which were not part of Operating Charge Expenses during the entire Base Year and such costs or expenses are other than as a result of any governmental requirements enacted or made effective after the Base Year or other occurrence(s) beyond the reasonable control of Master Landlord (the parties agreeing that requirements of Master Landlord’s investors or Master Landlord’s lenders shall not be deemed to be beyond the reasonable control of Master Landlord for purposes of this sentence), then during the time such new separate items or categories or subcategories of costs and expenses are included in Operating Charge Expenses for any Expense Year after the Base Year, Operating Charge Expenses for the Base Year shall be deemed increased by the amounts Master Landlord would have incurred during the Base Year with respect to such costs and expenses had such new separate items or categories or subcategories of Operating Charge Expenses been included in Operating Charge Expenses during the entire Base Year, giving due consideration to what the costs for such new separate items or categories or subcategories would have been at the time of the Base Year.
          4.2.5 Subject to Article 4.2.9 below, “Utility Expenses” shall mean the out-of-pocket costs which Master Landlord pays during any Expense Year (and charges to Landlord as Utility Expenses under Article 4 of the Master Lease, to the extent permitted under the Master Lease) for supplying utilities (such as, for example, electricity, water and gas) to the Building and Project. Notwithstanding the foregoing, Utility Expenses shall in no event include Operating Charge Expenses or Tax Expenses. Additionally, in the event Master Landlord incurs costs or expenses associated with or relating to new separate items or categories or subcategories of Utility Expenses which were not part of Utility Expenses during the entire Base Year, and such costs or expenses are other than as a result of any governmental requirements enacted or made effective after the Base Year or other occurrence(s) beyond the reasonable control of Master Landlord (the parties agreeing that requirements of Master Landlord’s investors or Master Landlord’s lenders shall not be deemed to be beyond the reasonable control of Master Landlord for purposes of this sentence), then during the time such new separate items or categories or subcategories of costs and expenses are included in Utility Expenses for any Expense Year after the Base Year, Utility Expenses for the Base Year shall be deemed increased by the amounts Master Landlord would have incurred during the Base Year with respect to such costs and expenses had such new separate items or categories or subcategories of Utility Expenses been included in Utility Expenses during the entire Base Year, giving due consideration to what the costs for such new separate items or categories or subcategories would have been at the time of the Base Year.
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          4.2.6 Taxes.
               4.2.6.1 Subject to Articles 4.2.6.3, 4.2.9 and 4.5 below, “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes, gross receipts taxes (and similar taxes that are not net income taxes), sales taxes or other taxes applicable to the receipt of rent, and personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which are paid by Master Landlord in any Expense Year and charged to Landlord as Tax Expenses under Article 4 of the Master Lease, to the extent permitted under the Master Lease (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building and Project were fully constructed and the Project, the Building, and all tenant improvements in the Building and Project were fully assessed for real estate tax purposes, and accordingly, during each Expense Year (including the Base Year), Tax Expenses shall be deemed to be increased appropriately. Additionally, notwithstanding anything to the contrary set forth in this Lease, any tax increase resulting from the recent sale of the Building (and/or Project) to the original Master Landlord named in the Master Lease shall be included in the Base Year, regardless of when the increase takes place, and if the increase takes place after the Base Year, the Base Year shall be retroactively adjusted accordingly, with Landlord promptly refunding to Tenant any overpayment made by Tenant. Landlord shall cause Master Landlord to timely pay all Tax Expenses to the appropriate authorities. Notwithstanding the foregoing, Tax Expenses shall in no event include Utility Expenses or Operating Charge Expenses.
               4.2.6.2 Tax Expenses for the Base Year shall be initially calculated without including any Proposition 8 reduction obtained by Master Landlord. Notwithstanding the foregoing, if in any Expense Year subsequent to the Base Year (the “Tax Adjustment Year”), the amount of Tax Expenses incurred by Master Landlord decreases as a result of a Proposition 8 reduction that is secured for such Tax Adjustment Year, then for purposes of calculating the increases in Tax Expenses payable by Tenant for such Tax Adjustment Year in which such decrease in Tax Expenses occurs, the Tax Expenses as initially calculated for the Base Year shall be decreased by an amount equal to such decrease in Tax Expenses in such Tax Adjustment Year. Such adjustments in the Tax Expenses for the Base Year shall be made only for those Tax Adjustment Years in which such decreases occur and then only to the extent of such decreases.
               4.2.6.3 To the extent Master Landlord obtains a tax refund, Tenant’s Share of such tax refund shall be credited against Tax Expenses and refunded to Tenant regardless of when received based upon the Expense Year to which such refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Tax Expenses under Article 4 for such Expense Year. Notwithstanding anything to the contrary contained in this Lease, there shall be excluded from Tax Expenses: (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Master Landlord’s general or net income (as opposed to gross receipts
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taxes [and similar taxes that are not net income taxes]); (ii) any items included as Utility Expenses; and (iii) any items paid by Tenant under Article 4.4 of this Lease. Tenant shall have the right, in good faith, and at Tenant’s sole cost and expense to contest with the appropriate taxing authority the applicability or amount of any tax levied against Tenant’s equipment or improvements or other property, and Landlord shall cause Master Landlord to permit Tenant to do so.
          4.2.7 “Tenant’s Share” for the Premises shall mean the percentage set forth in Section 6 of the Summary.
          4.2.8 In no event shall Tenant’s Share of Direct Expenses include any duplication of charges.
          4.2.9 Notwithstanding the foregoing or anything in this Lease to the contrary, for purposes of this Lease, Operating Charge Expenses, Utility Expenses and Tax Expenses shall not include any of the following:
               (a) costs incurred in connection with the original construction of the Project or in connection with any major change in the Project (except as expressly permitted in Section 4.2.9(1) below), such as adding or deleting floors;
               (b) costs of the design and construction of tenant improvements to the Premises or the premises of other tenants or other occupants and the amount of any allowances or credits paid to or granted to tenants or other occupants for any such design or construction;
               (c) depreciation, interest and principal payments on mortgages and other debt costs, if any (except as expressly permitted in Section 4.2.9(1) below);
               (d) marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original development, subsequent improvement, or original or future leasing of the Project;
               (e) costs for which Master Landlord is reimbursed, or would have been reimbursed if Master Landlord had carried the insurance Master Landlord is required to carry pursuant to the Master Lease or would have been reimbursed if Master Landlord had used commercially reasonable efforts to collect such amounts, by any tenant or occupant of the Project or by insurance from its carrier or any tenant’s carrier;
               (f) any bad debt loss, rent loss, or reserves for bad debts or rent loss or any reserves of any kind;
               (g) costs associated with the operation of the business of the partnership or entity which constitutes the Master Landlord, as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Master Landlord’s interest in the Project, and costs incurred in connection with any disputes between Master Landlord and its employees, between Master
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Landlord and Project management, or between Master Landlord and other tenants or occupants (including Landlord under the Master Lease);
               (h) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Charge Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager or Project engineer;
               (i) late charges, penalties, liquidated damages, and interest (except for interest as expressly permitted in Section 4.2.9(1) below);
               (j) amount paid as ground rental or as rental for the Project by the Master Landlord;
               (k) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;
               (l) costs of capital repairs and alterations, capital improvements and equipment and other capital expenses, except for capital expenditures reasonably incurred to effect economies of operation of, or stability of services to, the Project (only to the extent of costs savings reasonably anticipated by Master Landlord at the time of such expenditure to be achieved in connection therewith) and capital expenditures required by Applicable Laws, including, but not limited to the American with Disabilities Act, except for capital repairs, replacements or other improvements to remedy any condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, or if a variance or grandfathered exception had not then been in place, would have then required to be remedied pursuant to then-current Applicable Laws in their form existing as of the Lease Commencement Date; provided however that any such permitted capital expenditure shall be amortized (with interest at ten percent (10%) per annum) over its useful life (as determined by GAAP);
               (m) any amount paid by Master Landlord or to the parent organization or a subsidiary or affiliate of Master Landlord for supplies and/or services in the Project to the extent the same exceeds the costs of such supplies and/or services rendered by qualified, unaffiliated third parties on a competitive basis;
               (n) any compensation paid to clerks, attendants or other persons in commercial concessions operated by or on behalf of Master Landlord (other than in connection with the operation of the parking facilities serving the Project);
               (o) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment (i) which are not commercially reasonable either as to type or amount (based upon the practices of landlords of the Comparable Buildings),
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and (ii) which if purchased the cost of which would be excluded from Operating Charge Expenses as a capital cost pursuant to Section 4.2.9(1) above;
               (p) all items and services for which Tenant or any other tenant in the Project reimburses Master Landlord or which Master Landlord provides selectively to one or more tenants without reimbursement;
               (q) electric power costs for which any tenant directly contracts with a public service company;
               (r) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;
               (s) tax penalties;
               (t) fees and reimbursements payable to Master Landlord (including its parent organization, subsidiaries and/or affiliates) or by Master Landlord for management of the Project which exceed the Management Fee set forth in Section 4.2.4(vi) above;
               (u) any costs expressly excluded from Direct Expenses elsewhere in this Lease;
               (v) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings, with adjustment where appropriate for the size of the applicable project;
               (w) Master Landlord’s general corporate overhead and general and administrative expenses;
               (x) costs arising from the negligence or willful misconduct of Master Landlord or any of Master Landlord’s partners, shareholders, members, affiliates, subsidiaries, officers, directors, successors, agents, employees, and independent contractors and/or each of them (collectively, “Master Landlord Parties”);
               (y) costs incurred with respect to Hazardous Materials, as defined in Article 23.18 (including the removal, transportation, remediation or disposal thereof), unless the need for such removal, transportation, remediation or disposal arises out of any Applicable Laws first enacted after the Lease Commencement Date and is not attributable to any Hazardous Materials which are introduced onto the Project after the Lease Commencement Date in violation of Applicable Laws in effect at the date of introduction;
               (z) in-house legal and/or accounting (as opposed to office building bookkeeping) fees to the extent in excess of legal or accounting fees, as applicable, that would reasonably be charged by a third-party in an arm’s length transaction;
               (aa) costs arising from Master Landlord’s charitable or political contributions;
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               (bb) any finders fees, brokerage commissions, job placement costs or job advertising costs, other than with respect to a receptionist or secretary in the Project office, once per year;
               (cc) any above Building standard cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events;
               (dd) the cost of any training or incentive programs, other than for tenant life safety information services;
               (ee) settlements, judgments or awards paid or incurred because of disputes between Master Landlord and Landlord, Master Landlord and Tenant, Master Landlord and other tenants or prospective occupants or prospective tenants/occupants;
               (ff) legal fees and costs;
               (gg) costs for HVAC provided to any tenant or other occupant of the Project or to any leased, occupied or leasable space in the Building or Project to the extent Tenant is separately charged for HVAC provided to the Premises;
               (hh) costs of electricity or power provided to any leased, occupied or leasable space (including the Premises);
               (ii) any costs, expenses or other amounts incurred or paid for by Landlord (other than as Direct Expenses payable by the tenant under the terms and conditions of Article 4 of the Master Lease); or
               (jj) any service fees, management fees or other amounts payable by Master Landlord to Landlord (including, without limitation, under that certain Services Agreement between Master Landlord and Landlord of even date herewith).
          4.2.10 Landlord shall cause Master Landlord to pay all assessments and premiums (which are not specifically charged to Tenant because of what Tenant has done), and which can be paid by Master Landlord in installments without the imposition of fines, penalties or interest, to be paid by Master Landlord in the maximum number of installments permitted by law without the imposition of fines, penalties or interest and shall be included as Direct Expenses in the year in which the assessment or premium installment is actually paid. If the Building and/or Project is not at least one hundred percent (100%) occupied during all or a portion of the Base Year or any Expense Year with all tenants/occupants paying full rent (as opposed to free rent, half rent, partial rent, and the like), Landlord shall cause Master Landlord to make an appropriate adjustment to the components of Operating Charge Expenses and Utility Expenses for such year to determine the amount of Operating Charge Expenses and Utility Expenses that would have been incurred had the Building and Project been one hundred percent (100%) occupied with all tenants/occupants paying full rent and any and all other charges and expenses due to Master Landlord (as opposed to free rent, half rent, partial rent, and the like); and the amount so determined shall be deemed to have been the amount of Operating Charge Expenses and Utility Expenses for such year. Landlord shall ensure that Master Landlord shall (i) not make a profit by charging items to Operating Charge Expenses or Utility Expenses, nor
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(ii) collect Operating Charge Expenses and/or Utility Expenses from Tenant and all other tenants/occupants in the Building and/or Project in an amount in excess of what Master Landlord incurred for the items included in Operating Charge Expenses and Utility Expenses.
          4.2,11 Notwithstanding anything to the contrary set forth in this Lease, in no event shall Tenant be obligated to pay amounts under this Article 4 in excess of those then payable by the tenant under Article 4 of the Master Lease.
     4.3 Calculation and Payment of Additional Rent. If for any Expense Year within the Lease Term following the Base Year, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord (or, at Landlord’s discretion, directly to Master Landlord), in the manner set forth below, and as Additional Rent, an amount equal to the excess (the “Excess”).
          4.3.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall cause Master Landlord to give to Tenant within approximately one hundred fifty (150) days after the end of the Base Year and each subsequent Expense Year, a reasonably detailed statement (the “Statement”), which shall state the Direct Expenses incurred or accrued for the Base Year or such preceding Expense Year, as applicable, and which shall indicate the amount of the Excess. Landlord shall be deemed to have complied with the preceding sentence if Landlord delivers to Tenant within such period the Statement of Direct Expenses that Landlord receives from Master Landlord for the Base Year and such Expense Year under the Master Lease (it being understood that Tenant shall not be required to pay more under Article 4 of this Lease than the amount then payable by Landlord, as tenant, under Article 4 of the Master Lease to Master Landlord). Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined below.
          4.3.2 Statement of Estimated Direct Expenses. In addition, Landlord shall cause Master Landlord to give Tenant a yearly expense estimate statement (the “Estimate Statement”) itemized on a line-item by line item basis, which shall set forth Master Landlord’s reasonable and good faith estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. Landlord shall be deemed to have complied with the preceding sentence if Landlord delivers to Tenant the Estimate Statement of Direct Expenses that Landlord receives from Master Landlord for such Expense Year under the Master Lease. Upon receipt of an Estimate Statement, Tenant shall thereafter pay, within sixty (60) days after receipt of such Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Article 4.3.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered to Tenant.
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     4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall be liable for and shall pay before delinquency, taxes levied against Tenant’s equipment, furniture, trade fixtures and any other personal property located in the Premises and the Project (including, without limitation, the Supplemental Equipment). If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Master Landlord or Landlord or Master Landlord’s or Landlord’s property or if the assessed value of Master Landlord’s or Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Master Landlord or Landlord pays the taxes based upon such increased assessment, which Master Landlord and/or Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall, within thirty (30) days after demand from Master Landlord or Landlord (as the case may be) repay to Master Landlord or Landlord (as the case may be) the taxes so levied against Master Landlord or Landlord (as the case may be) or the proportion of such taxes resulting from such increase in the assessment, as the case may be, all subject to Section 4.2.11 above.
     4.5 Tenant’s Payment of Certain Tax Expenses. Notwithstanding anything to the contrary contained in this Lease, in the event that, at any time during the initial Lease Term subsequent to the Base Year, any sale, refinancing, or change in ownership of the Building or Project is consummated, and as a result thereof, and to the extent that in connection therewith, the Building or Project is reassessed (a “Reassessment”) for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13 (or any successor laws), then the TCCs of this Article 4.5 shall apply to such Reassessment of the Building and/or Project.
          4.5.1 The Tax Increase. For purposes of this Article 4, the term “Tax Increase” shall mean that portion of the Tax Expenses, as calculated following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term “Tax Increase” shall not include any portion of the Tax Expenses, as calculated immediately following the Reassessment, which is (i) attributable to assessments pending immediately prior to the Reassessment, or (ii) attributable to the annual inflationary increase (currently 2%) of real estate taxes. Notwithstanding anything in this Article 4.5.1 to the contrary, if a Tax Increase occurs because a Reassessment occurs during the Base Year, the Tax Expenses for the Base Year shall include the Tax Increase resulting from such Reassessment, but the foregoing shall not be deemed to in any way increase the protection granted by Landlord to Tenant under Article 4.5.2, below.
          4.5.2 Protection. During the initial Lease Term only, Tenant shall not be obligated to pay any portion of any Tax Increase.
     4.6 Landlord’s Books and Records. In the event that Tenant disputes the amount of Additional Rent set forth in any annual Statement delivered to Tenant, then Tenant shall have the right within one hundred eighty (180) days after Tenant’s receipt of the Statement (the “Review Period”) to provide written notice to Landlord that it intends to inspect, or cause any agent, consultant or employee of Tenant (which, for the purpose of this provision, shall exclude any party hired by Tenant on a commission or contingency fee basis) to inspect, Master Landlord’s accounting records for the Expense Year covered by such Statement during normal business
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hours (“Tenant Review”). Upon receipt of such notice, Landlord shall immediately deliver such notice to Master Landlord and cause Master Landlord to permit Tenant to conduct the Tenant Review directly pursuant to Landlord’s audit rights under the Master Lease. Any Tenant Review shall take place in Master Landlord’s office at the Project or at such other location in the State of California as Master Landlord may reasonably designate as permitted in the Master Lease, and Landlord shall cause Master Landlord to provide Tenant with reasonable accommodations for such Tenant Review and reasonable use of such available office equipment. Tenant shall provide Landlord with not less than two (2) weeks’ prior written notice of its desire to conduct such Tenant Review. In connection with the foregoing Tenant Review, Landlord shall cause Master Landlord to furnish Tenant with such reasonable supporting documentation relating to the subject Statement as Tenant may reasonably request. In no event shall Tenant have the right to conduct such Tenant Review if Tenant is then in Default under this Lease with respect to any of Tenant’s monetary obligations, including, without limitation, any amounts required to be paid under the applicable Statement which is the subject of such Tenant Review. In addition, (i) if Tenant does not notify Landlord in writing of any objection to an annual Statement and Tenant’s intent to conduct such Tenant Review thereof within the applicable Review Period, or (ii) if after Tenant has timely delivered such notice, Tenant fails to complete such Tenant Review and notify Landlord in writing that it continues to dispute the amounts of Additional Rent shown on such Statement within one hundred eighty (180) days after such Review Period, then Tenant shall be deemed to have waived such objection and the right to subsequently dispute the amounts set forth in such Statement. In the event that following Tenant’s Review, Tenant continues to dispute the amounts of Additional Rent shown on the Statement and Master Landlord, Tenant and Landlord are unable to resolve such dispute within such 180-day period set forth hereinabove, then either Master Landlord (as permitted under the Master Lease) or Tenant may submit the matter to binding arbitration to the American Arbitration Association (“AAA”), which arbitration shall be conducted in Los Angeles County under the Commercial Arbitration Rules of the AAA then in effect and otherwise in accordance with California law, and the proper amount of the disputed items and/or categories of Direct Expenses to be shown on such Statement shall be determined by such AAA arbitration proceeding, which shall be conclusive and binding upon Master Landlord, Landlord and Tenant; provided, however, if such dispute is not so submitted to arbitration within thirty (30) days after the second such 180-day period, Tenant shall be deemed to have waived such dispute and the right to subsequently dispute any such amounts. If the resolution of such dispute with regard to the Additional Rent shown on the Statement, pursuant to the arbitration award or agreement of the parties, reveals an error in the calculation of Tenant’s Share of Direct Expenses to be paid for such Expense Year, the parties’ sole remedy shall be for the parties to make appropriate payments or reimbursements, as the case may be, to each other as are determined to be owing. Any such payments shall be made within thirty (30) days following the resolution of such dispute. At Tenant’s election, to the extent agreed upon by Landlord and Tenant or pursuant to any such arbitration award, Tenant may treat any overpayments resulting from the foregoing resolution of such parties’ dispute as a credit against Rent until such amounts are otherwise paid by Landlord or Master Landlord to Tenant. Tenant shall be responsible and shall pay for all costs and expenses associated with the Tenant Review. Tenant shall also be responsible and shall pay, as part of the Arbitration Costs (as defined below) for all reasonable audit fees, attorneys’ fees and related costs of Tenant relating to an arbitration award (collectively, the “Arbitration Costs”), provided that if the parties’ final resolution of the dispute involves the overstatement of Direct Expenses for such Expense Year in excess of three percent
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(3%), then Landlord shall be responsible and shall pay for (or cause Master Landlord to pay for) all Arbitration Costs. Tenant and each agent, consultant and employee of Tenant conducting a Tenant Review pursuant to this Section 4.6 shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Master Landlord’s books and records and the results of such Tenant Review and any arbitration proceeding under this Section 4.6 in strict confidence, and in connection therewith, Tenant shall cause each such Tenant Party to execute such commercially reasonable confidentiality agreements as Master Landlord and/or Landlord may reasonably require prior to conducting any such Tenant Review. This paragraph shall survive the expiration or earlier termination of this Lease to allow the parties to enforce their respective rights hereunder.
ARTICLE 5
USE OF PREMISES AND BUILDING
     5.1 Use. Tenant may use the Premises solely for the Permitted Use set forth in Section 7 of the Summary, and shall not use or permit the Premises to be used for any other purpose. Tenant shall, at its expense, comply with (a) all Applicable Laws in connection with its use of the Premises, the Supplemental Areas and other areas of the Building used by Tenant or any of the Tenant Parties or Tenant’s invitees, and (b) the Rules and Regulations set forth in Exhibit G attached hereto.
     5.2 Entry. Subject to Section 5.3 below, Landlord reserves the right (for itself and Master Landlord pursuant to Master Landlord’s entry rights as provided under the Master Lease) at all reasonable times, and upon not less than forty-eight (48) hours’ prior notice to Tenant (except no such notice shall be required in emergencies), to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers and mortgagees of Master Landlord (and to prospective tenants of Master Landlord and/or prospective subtenants and assignees of Landlord during the last nine (9) months of the Lease Term); (iii)post notices of non-responsibility, and/or make alterations, repairs and/or improvements to the Building to the extent required of Landlord under this Lease. Notwithstanding the foregoing, but subject to the terms of Section 5.3 below, Landlord (for itself and Master Landlord pursuant to Master Landlord’s entry rights as provided under the Master Lease) may enter the Premises at any time to perform services required of Landlord under this Lease. In connection with any entry by or on behalf of Landlord or Master Landlord, Landlord shall use commercially reasonable efforts (and shall cause Master Landlord to use commercially reasonable efforts) to minimize interference with Tenant’s Permitted Use of and access to the Premises, Building and Project as a result thereof, and shall in no event reduce (or permit Master Landlord to reduce) the amount of space or services available to Tenant under this Lease other than in the event of emergencies.
     5.3 Secured Areas. Notwithstanding the TCC’s of Section 5.2 above, Tenant shall have the right to designate portions of the Premises as “Secured Areas” which are confidential or contain sensitive equipment, and neither Landlord (nor Master Landlord under the Master Lease) nor Landlord’s or Master’s Landlord’s respective agents, employees or contractors, shall enter such Secured Areas without the prior written consent of Tenant except in the event of an emergency in which case Landlord or its agents (or Master Landlord or its agents, as the case may be) shall be accompanied by a representative of Tenant (but only if and to the extent Tenant
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makes such representative reasonably available to Landlord or Master Landlord, as the case may be, for such purposes). It is understood that Tenant’s use of the Premises may involve expensive, sensitive and/or fragile equipment, and that confidential data and transmissions may occur in or from the Premises; Landlord agrees to reasonably cooperate (and cause Master Landlord to reasonably cooperate) with Tenant in connection with same. Notwithstanding the foregoing, Landlord shall not be obligated to perform or provide or cause Master Landlord to perform or provide any repairs or other services to any Secured Areas unless Tenant provides Landlord (and Master Landlord, as applicable) with access to such areas as reasonably required to perform or provide such repairs or services and pays all additional costs incurred by Landlord and Master Landlord in connection therewith (including, without limitation, any overtime or additional charges for work not performed at the customary times or in the customary manner). Tenant shall pay, within ten (10) days after request therefor, all costs incurred by Landlord (and/or charged by Master Landlord to Landlord under the Master Lease) in connection with Landlord’s (and/or Master Landlord’s) compliance with the provisions of this Section with respect to Secured Areas including, without limitation, any overtime or additional charges for services or repair work not performed at the customary times or in the customary manner. In addition, Tenant shall indemnify and hold harmless Landlord and Master Landlord from and against any Claims resulting from Landlord’s and Master Landlord’s inability to gain access to or use of the Premises arising out of the limitation on Landlord’s or Master Landlord’s access to the Secured Areas set forth in this Section 5.3.
ARTICLE 6
SERVICES, UTILITIES AND EQUIPMENT
     6.1 HVAC. Landlord shall not be obligated to provide (or cause Master Landlord to provide) any HVAC to the Premises; such HVAC, to the extent desired by Tenant, shall be provided by Tenant, at Tenant’s cost, in accordance with the following provisions of this Section 6.1. Pursuant to and subject to Tenant’s compliance with the TCC’s of Article 8 below (including obtaining Landlord’s and Master Landlord’s prior consent if and to the extent required pursuant to Article 8.1 below), and subject to available electrical capacity of the Building, as reasonably determined by Master Landlord to the extent permitted under the Master Lease, supplemental HVAC may be provided and/or installed by Tenant anywhere in the Premises, at Tenant’s sole cost and expense, through separate supplemental HVAC units (including, without limitation, CRAC units) which shall be subject to the direct control of, and maintained by, Tenant, at Tenant’s cost; in the event Master Landlord to the extent permitted under the Master Lease reasonably determines that such electrical capacity is not available at the Building, then, upon Tenant’s written request, Landlord shall, at Tenant’s cost, cause Master Landlord to reasonably cooperate with Tenant to permit Tenant to add, at Tenant’s cost, equipment and facilities providing additional electrical capacity for Tenant’s use hereunder. Tenant shall not be entitled to tap into Master Landlord’s chilled water system for the Building or to use any of Master Landlord’s Building condensers in connection with any such supplemental HVAC equipment installed in the Premises unless Tenant obtains Master Landlord’s prior written consent thereto (which consent Landlord shall cause Master Landlord not to unreasonably withhold or delay). The electrical consumption resulting from Tenant’s usage of Tenant’s supplemental HVAC equipment shall be separately submetered, billed to Tenant and paid by Tenant pursuant to Section 6.2 below.
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     6.2 Electricity. The cost of electricity supplied to the Premises shall be separately submetered by Landlord (or Landlord shall cause Master Landlord to have such electricity separately submetered) via existing submeters or new submeters installed at Tenant’s cost. Tenant shall pay to Landlord (or, at Landlord’s option, directly to Master Landlord) the actual out-of-pocket costs charged by the public utility provider to Landlord or Master Landlord (as the case may be) for electricity consumed by Tenant in the Premises, within thirty (30) days after Tenant’s receipt of an invoice (together with reasonable supporting documentation) for the same. Tenant shall in no event be obligated to pay any administration fee, or any mark-up, depreciation or other amounts to Landlord or Master Landlord in connection with electricity usage by Tenant. Pursuant to and subject to Tenant’s compliance with the TCC’s of Article 8 below (including obtaining Landlord’s and Master Landlord’s prior consent if and to the extent required pursuant to Article 8.1 below), and subject to available electrical capacity of the Building, as reasonably determined by Master Landlord to the extent permitted under the Master Lease, Tenant may, at its own expense, elect to make additional electricity arrangements for electricity to be provided to the Premises and/or Supplemental Areas (and Supplemental Equipment) directly with the applicable utility (“Provider”) and may obtain such additional electric supply from such Provider, and may install supplemental electrical equipment in the Premises and/or Supplemental Areas for such purposes (provided, however, any such additional electrical supply, arrangements and/or equipment with respect to the Supplemental Areas and Supplemental Equipment shall be subject to and conditioned upon Tenant’s compliance with the TCC’s of Article 6.9 and the Special Use Conditions). Landlord, at no cost to Landlord (or Master Landlord under the Master Lease), shall cooperate (and cause Master Landlord to cooperate) with Tenant and Provider reasonably and in good faith in this regard. Tenant agrees to pay all bills from Provider for such direct electrical service when due.
     6.3 Janitorial. Landlord shall not provide (nor have the obligation to cause Master Landlord to provide) janitorial services to the Premises and Tenant shall, at its sole cost, provide its own janitorial services, trash removal and other cleaning of and to the Premises, and replacement of all light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises, all as appropriate to maintain the Premises in reasonably clean condition in a manner comparable with those services provided by landlords to tenant spaces at the Comparable Buildings. Such janitorial services to be provided by Tenant shall be performed by a third party service provider reasonably approved by Landlord (and Master Landlord to the extent such approval is required under the Master Lease). Tenant shall provide reasonable advance notice to Landlord of the name of any third party janitorial service provider retained by Tenant to provide janitorial service to the Premises and shall cause such service provider to (a) comply with all then existing Building standard rules and regulations, (b) maintain customary insurance coverage associated with such contracts, and (c) not interfere with the business operations of Landlord, Master Landlord or other tenants or occupants in the Building.
     6.4 Water. Landlord shall cause Master Landlord to furnish to the Premises, at no additional charge (other than as part of Direct Expenses payable by Tenant in accordance with Article 4), unheated water from mains for drinking, lavatory and toilet purposes drawn through fixtures installed by Master Landlord, or by Tenant with Master Landlord’s prior written consent (which Landlord shall cause Master Landlord not to unreasonably withhold, condition or delay), and heated water for lavatory purposes from regular building supply in such quantities as is customarily supplied in Comparable Buildings.
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     6.5 Passenger Elevator. Landlord shall cause Master Landlord to provide, at no additional charge (other than as part of Direct Expenses payable by Tenant in accordance with Article 4), one (1) nonexclusive, non-attended automatic passenger/freight elevator and four (4) nonexclusive, non-attended passenger elevators in service during the Building Hours, and to have one elevator available at all other times, including on weekends and Holidays, except in the event of emergency. For purposes of this Lease, “Building Hours” shall mean 7:00 A.M. to 6:00 P.M. Monday through Friday, except for Holidays. As used herein, “Holidays” shall mean, collectively, the date of observation of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other national holidays recognized by the New York Stock Exchange. In the event Tenant shall require additional passenger elevator service beyond that being provided by Master Landlord during non-Building Hours, Tenant shall arrange such additional elevator service directly (or through Landlord acting on Tenant’s behalf) with the Building management office in advance, and any such additional elevator service so provided to Tenant shall be subject to Tenant’s payment of Master Landlord’s then-prevailing rates, if any, with respect to the same (which payment shall be made by Tenant to Landlord or, at Landlord’s option, and/or as may be required by Master Landlord, directly to Master Landlord).
     6.6 Freight Elevator. Landlord shall cause Master Landlord to provide to Tenant, at no additional charge during the Building Hours (other than as part of Direct Expenses payable by Tenant in accordance with Article 4), non-exclusive freight elevator service, subject to reasonable, non-discriminatory scheduling by Master Landlord. Any such freight elevator service provided to Tenant at times other than the Building Hours shall be subject to Tenant’s payment to Landlord (or, at Landlord’s option, directly to Master Landlord) of Master Landlord’s then-prevailing rates, if any, with respect to the same.
     6.7 Security. Landlord shall cause Master Landlord to provide, at no additional charge to Tenant (other than as part of Direct Expenses payable by Tenant in accordance with Article 4), twenty-four hour (24) hours per day, seven (7) days per week, every day of the year, on-site Project access control equipment, personnel, procedures and systems, all consistent with those at Comparable Buildings. Although Landlord agrees to cause Master Landlord to provide the security services and security personnel set forth in the foregoing provisions of this Section 6.7, subject to the indemnity in Section 9.1.1 below, and except for the Excluded Claims (as defined in Section 9.1.2 below), neither Master Landlord, the Master Landlord Parties, Landlord nor the Landlord Parties shall be liable for, and Master Landlord, the Master Landlord Parties, Landlord and the Landlord Parties are hereby released from, any responsibility for any damage or injury either to person or property sustained by Tenant in connection with or arising from any acts or omissions of such security personnel, including, without limitation, as a result of any error with regard to the admission to or exclusion from the Building or Project of any person. Subject to Tenant’s compliance with, and Landlord’s rights under, Article 8 below, and subject to Landlord’s and Master Landlord’s entry rights in Article 5.2 above, Tenant shall be entitled, at its sole cost, to install its own security systems for the Premises, so long as no Design Problem (as defined in Section 8.1 below) exists with respect thereto; provided, however that Tenant shall: (i) reimburse Landlord and Master Landlord, within thirty (30) days following written demand therefor, for any increased insurance costs and any increased cost of maintenance, repairs and other services to the extent actually caused by Tenant’s installation or operation of Tenant’s security system or other security procedures or personnel employed by Tenant at the Premises (provided that Landlord delivers to Tenant reasonably satisfactory
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evidence of such increased costs) (which reimbursement to Master Landlord shall be made by Tenant to Landlord, or, at Landlord’s option, directly to Master Landlord); and (ii) coordinate the installation and operation of such security system (and related Alterations) with Landlord and Master Landlord to assure that Tenant’s security system (and related Alterations) are compatible with and connected to the Building’s security system. Prior to installation of any such security systems by Tenant, Tenant shall submit to Landlord, for Landlord’s approval (and Master Landlord for its approval to the extent required under the Master Lease), which approval shall not be unreasonably withheld or conditioned (if no Design Problem exists) and shall not be unreasonably delayed (and which approval Landlord shall cause Master Landlord to not unreasonably withhold or condition if no Design Problem exists and to not unreasonably delay), plans and specifications for such installation and such systems.
     6.8 Choice of Carrier. Subject to Tenant’s compliance with all Applicable Laws, Tenant may use any carriers or utility providers that Tenant desires, in its sole and absolute discretion, for electrical, internet and telecommunications services to the Premises; provided, however, that: (i) Tenant’s use of any carrier or utility provider as provided herein shall not cause unreasonable interference with or material increased cost (unless paid for by Tenant or unless the same is simply a result of pricing differences between providers) with respect to the operation of the Building or other tenants’ or occupants’ use or enjoyment of their premises for reasonable and customary uses (provided that the fact that a communications provider chosen by Tenant may be or is in competition with another provider shall not constitute interference or material increased cost hereunder); (ii) such carriers or utility providers, and any equipment, wiring and cabling installed to provide such services, shall be subject to Landlord’s approval (and Master Landlord’s approval to the extent required under the Master Lease), which approval by Landlord shall not be withheld or conditioned unless a Design Problem exists and shall not be unreasonably delayed (and which approval by Master Landlord Landlord shall cause Master Landlord to not withhold or condition if no Design Problem exists and to not unreasonably delay); and (iii) any equipment, wiring and cabling to be installed outside the Premises in the Building or Project (an any access thereto) by such carriers or utility providers that provide such services shall be subject to a mutually acceptable (in the parties’ and Master Landlord’s reasonable discretion) access/license agreement to be entered into by Master Landlord, Landlord, Tenant and/or such carriers or utility providers. At no cost to Landlord or Master Landlord, Landlord shall sign (and cause Master Landlord to sign) all reasonable documents, and provide all reasonable information, as reasonably necessary for Tenant to obtain such services from such carriers or utility providers, and Tenant shall reimburse Landlord (and Master Landlord, as applicable), within thirty (30) days after invoice, for all actual and commercially reasonable out-of-pocket costs incurred by Landlord (and Master Landlord, as applicable) in providing such access rights and reviewing all plans and specifications for any equipment, wiring and cabling installed by or for Tenant in connection therewith (which reimbursement to Master Landlord shall be made by Tenant to Landlord, or, at Landlord’s option, directly to Master Landlord).
     6.9 Supplemental Areas and Equipment. To the extent Landlord currently has such rights under the Master Lease, Landlord hereby grants to Tenant the right, to the following; provided, however, this Article 6.9 shall in no way limit or reduce any other rights or remedies of Tenant under this Lease, but rather, shall be in addition thereto:
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          6.9.1 Fire-Suppression System. Tenant shall have the right, at no additional charge, to install, test, maintain, repair, remove, replace and/or use, at Tenant’s sole cost and expense, a dry-pipe or FM 200 fire suppression system (the “Fire-Suppression System”) within the Premises in compliance with all Applicable Laws and subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed (and Master Landlord’s approval, to the extent permitted under the Master Lease, which Landlord shall cause Master Landlord not to unreasonably withhold, condition or delay) of the plans and specifications therefor (and Tenant shall be the owner of the Fire-Suppression System, subject to the terms of this Lease). In connection with Tenant’s installation of the Fire-Suppression System, Tenant shall have the right to disconnect and cap, if necessary, in compliance with Applicable Laws, the local distribution portion of any existing fire-suppression system in the Premises. Tenant will be solely responsible, at its cost, for all maintenance and repair of the Fire-Suppression System during the Lease Term; provided, however, unless Tenant elects (in its sole and absolute discretion) to have its own vendor perform monitoring of the Fire-Suppression System, Landlord shall ensure, and shall cause Master Landlord to ensure, at Landlord’s or Master Landlord’s sole cost and expense (other than as part of Direct Expenses payable by Tenant in accordance with Article 4), that Master Landlord’s vendor (reasonably acceptable to Tenant) perform industry-standard (consistent with that at Comparable Buildings) monitoring of the Fire-Suppression System, in a manner reasonably acceptable to Master Landlord, Landlord and Tenant.
          6.9.2 Generators, Batteries and Telecommunications Equipment. Tenant shall have the right, at no additional charge, to install, test, maintain, repair, remove, replace and/or use generators, batteries and telecommunications facilities and equipment in the Premises, provided the same does not cause a Design Problem (and Tenant shall be the owner of the same, subject to the terms of this Lease). Without limiting the foregoing, in connection therewith, subject to Tenant’s obligations under Article 23.18 below, and compliance with and satisfaction of all Special Use Conditions with respect to space outside the Premises and/or above the ceilings in the Premises, Tenant may also use conduit and cable connections (as well as fuel lines) connecting generators from one part of the Premises to another, and/or the Building (and/or Project) switch gear.
     Landlord shall cause Master Landlord to provide, at no charge, generator power to the Premises in accordance with the specifications, and from the generators (the “Landlord Generators”), set forth on Exhibit F attached hereto. Landlord shall cause Master Landlord, at Master Landlord’s cost which may be included in Operating Charge Expenses, to maintain and repair the Landlord Generators in compliance with Applicable Laws, and in good and operable condition.
          6.9.3 Connecting Equipment. Tenant shall have the exclusive use, at no additional charge, of the existing conduits set forth on Exhibit C attached hereto, together with all connection equipment, cables, innerducts, fibers, risers, feeders and materials therein and/or connected thereto that are currently installed and existing as of the date of execution of this Lease, together with comparable replacements of such equipment by or on behalf of Tenant (collectively, the “Conduits”), subject, however, with respect to space outside the Premises and/or above the ceilings in the Premises, to Tenant’s compliance with and satisfaction of all Special Use Conditions pertaining thereto.
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          6.9.4 Additional Conduit Rights. If Tenant desires additional allocations of conduit pathway rights with respect to the Premises over and above those currently serving the Premises, then, upon written request by Tenant to Landlord and Master Landlord, to the extent Master Landlord reasonably has available capacity, based upon among other factors, Master Landlord’s needs and the needs and/or rights of other existing and/or future tenants and occupants of the Building (including Tenant under its direct lease with Master Landlord for other space in the Building, which lease is being executed by Master Landlord and Tenant concurrently herewith [herein, the “CRG Direct Lease”]), and provided Tenant at all times complies with and satisfies all of the Special Use Conditions pertaining thereto for space outside the Premises and/or above the ceilings in the Premises, Landlord will cause Master Landlord to use reasonable efforts to accommodate Tenant’s needs, at Tenant’s sole cost and expense, and Tenant shall pay Master Landlord’s then-prevailing rates with respect to the same (which payment shall be made by Tenant to Landlord, or, at Landlord’s option, directly to Master Landlord).
          6.9.5 Connecting Equipment. Tenant may use, at no additional charge, the existing connection equipment, such as cables, risers, feeders and materials (collectively, the “Connecting Equipment”) that are currently installed and existing as of the date of execution of this Lease and serving the Premises with comparable replacements of such equipment by or on behalf of Tenant in the shafts, ducts, chases, utility closets and other facilities of the Building and/or Project serving the Premises, subject, however, to Tenant’s compliance with and satisfaction of all Special Use Conditions pertaining thereto for space outside the Premises and/or above the ceilings in the Premises.
          6.9.6 Additional Equipment Space. Tenant may, at any time and from time to time, request to lease either directly from Master Landlord or through a sublease from Landlord, at Master Landlord’s prevailing rates, additional space in the basement, garage, and/or roof and mechanical areas (“Additional Equipment Space”) of the Building for the installation of equipment to support Tenant’s activities within the Premises for the Permitted Use. Landlord agrees to cause Master Landlord to either directly lease Additional Equipment Space to Tenant or lease such Additional. Equipment Space to Landlord who shall thereupon sublease such Additional Equipment Space to Tenant, provided that in Master Landlord’s reasonable determination the Additional Equipment Space is available based upon among other factors, Master Landlord’s needs and the needs and/or rights of other existing and/or future tenants and occupants of the Building (including Tenant under the CRG Direct Lease), and provided Tenant at all times complies with and satisfies all of the Special Use Conditions pertaining to the Additional Equipment Space and the equipment to be placed therein.
          6.9.7 Additional Connecting Infrastructure. Tenant may, at any time and from time to time, request that Landlord obtain Master Landlord’s consent to Tenant’s installation within the Building of conduit, equipment and distribution infrastructure for telecommunications, electrical and cooling services, and similar additional pipes, ducts and conduit reasonably necessary to support the delivery of communications, electrical, back-up power and cooling and other services to Tenant’s Premises for the Permitted Use and/or to support Tenant’s activities conducted within the Premises as part of the Permitted Use (“Additional Connecting Infrastructure”). Landlord agrees to cause Master Landlord to make available to Tenant pathway and points of entry at the Building for the installation of Additional
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Connecting Infrastructure provided that in Master Landlord’s reasonable determination the pathway is available based upon among other factors, Master Landlord’s needs and the needs and/or rights of other existing and/or future tenants and occupants of the Building (including Tenant under the CRG Direct Lease), and provided Tenant at all times complies with and satisfies all of the Special Use Conditions pertaining to the Additional Connecting Infrastructure for space outside the Premises and/or above the ceilings in the Premises and the installations and equipment to be placed therein. Any Additional Connecting Infrastructure leased by Tenant directly from Master Landlord or through a sublease from Landlord shall be at and subject to Tenant’s payment of Master Landlord’s prevailing rates (which payment shall be made by Tenant to Landlord, or, at Landlord’s option, directly to Master Landlord).
          6.9.8 Additional Electricity Transformers and Vaults. To the extent reasonably deemed necessary by Tenant and to the extent not unreasonably disruptive to Master Landlord’s operation of the Building or other tenants’ or occupants’ use or enjoyment of their premises for reasonable and customary uses, and provided that in Master Landlord’s reasonable determination additional space in the Project is available for such purposes and Tenant at all times otherwise complies with and satisfies all of the Special Use Conditions with respect thereto for space outside the Premises and/or above the ceilings in the Premises, Landlord shall cause Master Landlord to provide to Tenant space in the Project for new vaults and transformers for Tenant’s additional electrical and/or telecommunications requirements for the Premises and Supplemental Areas (and/or Supplemental Equipment); provided, however, the location of such space for any new vault or transformer within the Project shall be designated by Master Landlord in its reasonable discretion (to the extent permitted in the Master Lease) and Landlord shall cause Master Landlord to make such space available to Tenant (either directly to Tenant or through a sublease from Landlord) at then market terms and then market charges to be paid by Tenant for the use thereof (which payment shall be made by Tenant to Landlord, or, at Landlord’s option, directly to Master Landlord). Prior to installation of any such new vaults or transformers, Tenant shall submit to Master Landlord, for Master Landlord’s approval, which approval Landlord shall cause Master Landlord not to unreasonably withhold, condition or delay, plans and specifications for the same.
          6.9.9 Fiber Vault Construction. Tenant may, from time to time and at any time, request that Landlord obtain Master Landlord’s approval to allow Tenant, at Tenant’s sole cost and expense, to construct and/or install fiber vaults to serve the Premises (and/or the equipment of Tenant and/or its customers in the Premises) within rights of way adjacent to or underneath adjacent streets provided that in Master Landlord’s reasonable determination space for the proposed vault is available and Tenant satisfies and otherwise complies with all Special Use Conditions with respect to the use and operation thereof for space outside the Premises and/or above the ceilings in the Premises, which use shall also be upon market terms, and subject to Tenant’s payment of then market charges to Landlord (or, at Landlord’s option, directly to Master Landlord) for the use thereof. To the extent reasonably requested by Tenant, Landlord shall assist Tenant (and cause Master Landlord to assist Tenant), at no cost to Landlord or Master Landlord, in procuring applicable approvals necessary for the construction, at Tenant’s cost, of any such fiber vaults.
          6.9.10 Supplemental Areas and Supplemental Equipment. The areas within the Building and Project which are outside the Premises and to which Tenant has rights under the
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foregoing provisions of this Article 6.9 (or otherwise under this Lease, including Section 2.1 of the Summary) are referred to in this Lease collectively as the “Supplemental Areas.” Tenant’s equipment, facilities and property in the Building and Project which are within such Supplemental Areas located outside the Premises and which Tenant (or its customers) owns under this Article 6.9 (or otherwise under this Lease) are referred to in this Lease collectively as the “Supplemental Equipment.” Subject to and conditioned upon Tenant’s compliance with and satisfaction of all of the Special Use Conditions (which Tenant hereby covenants to comply with at all times with respect to all such Supplemental Areas and Supplemental Equipment and Tenant’s use of and access thereto), Landlord shall ensure that Master Landlord shall provide to Tenant, at no additional charge (except as otherwise expressly provided above in this Article 6.9), reasonable continuous access to the Supplemental Areas and Supplemental Equipment as reasonably necessary in connection with the Permitted Use (including, without limitation, use, testing, maintenance, repair and replacement/substitutions of Supplemental Equipment), and Landlord shall not unreasonably interfere with (and shall cause Master Landlord not to unreasonably interfere with), Tenant’s use of, the Supplemental Areas or Supplemental Equipment.
     Except to the extent expressly set forth to the contrary in this Lease, Tenant shall have no obligation to pay Base Rent, Direct Expenses or any other fees or charges for the Supplemental Areas (or Supplemental Equipment), and the rentable square footage of the Supplemental Areas shall not be included in the calculation of Tenant’s Share. Tenant, at Tenant’s sole cost and expense, shall install such fencing and other protective equipment on or about the Supplemental Equipment and/or Supplemental Areas as required by Applicable Laws or as may otherwise be reasonably determined by Tenant and approved by Master Landlord to the extent required under the Master Lease (which approval Landlord shall cause Master Landlord not to unreasonably withhold or delay). It is expressly agreed and understood that, notwithstanding anything to the contrary in this Lease, the existing fencing and other protective equipment on or about the Supplemental Equipment and/or Supplemental Areas as of the Lease Commencement Date, is acceptable to Landlord (and by Master Landlord’s consent below, to Master Landlord). Notwithstanding the fact that Tenant must (or may, as applicable), leave certain property in the Building, as set forth, in this Lease, during the entire Lease Term (as may be extended), Tenant shall remain the owner of all Supplemental Equipment for all purposes (including, without limitation, for depreciation).
     6.10 Interruption of Use. Tenant agrees that, except as otherwise provided in this Lease (and subject to Landlord’s obligations under this Lease), Landlord shall not be liable for damages, by abatement of Rent (except as provided in this Lease) or otherwise, for failure to furnish or delay in furnishing any utilities or services, or for any diminution in the quality or quantity thereof, and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent (except as expressly provided in Section 18.4 below) or performing any of its obligations under this Lease.
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ARTICLE 7
REPAIRS
     7.1 General. Subject to Tenant’s obligations under this Lease (including Tenant’s repair and maintenance obligations in Article 6.9 above and below in this Section 7.1), and subject to Articles 10 and 12 of this Lease, Landlord shall cause Master Landlord, at Master Landlord’s sole cost and expense (other than as part of Direct Expenses payable by Tenant in accordance with Article 4), to maintain in first-class condition and operating order and keep in good repair and condition the structural and/or exterior portions of the Premises, Building and Project, including (i) the foundation, floor and ceiling (including slabs), roof, curtain wall, glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas, parking garages, landscaping, fountains, water falls, Project signage, stairwells (excluding any internal stairwells within the Premises), elevator cabs, plazas, art work, sculptures, men’s and women’s washrooms, Building mechanical, electrical and telephone closets, and all Common Areas (collectively, the “Building Structure”), and (ii) the mechanical, electrical, life safety, plumbing, sprinkler, HVAC and sewer and other base Building systems excluding distribution thereof inside the Premises for portions of the Premises used for telecommunications purposes, and including distribution thereof inside the Premises for any other space in the Premises (but not with respect to any Alterations made to such other space by or for Tenant after the Lease Commencement Date) (collectively, the “Building Systems”), and Landlord shall cause Master Landlord to make such corrections as may be required after being made aware of the need therefor; provided, however, to the extent such maintenance and repairs are caused by the negligence or willful misconduct of Tenant or any Tenant Parties or Tenant’s invitees, Tenant shall pay to Landlord (or, at Landlord’s option, directly to Master Landlord), as additional rent, the reasonable cost of such maintenance and repairs, subject, however to the waiver and limitations in Section 9.4 below. Additionally, Tenant shall be responsible to repair, at its sole cost, any damage to the Building or Project caused by the Supplemental Equipment, subject, however to the waiver and limitations in Section 9.4 below. Tenant shall use commercially reasonable efforts to maintain and repair in working condition, in a manner consistent with Tenant’s past normal business operations, any equipment of Tenant for which this Lease expressly provides will be surrendered by Tenant upon expiration or earlier termination of this Lease. The Building Structure and Building Systems shall not include any of the Supplemental Equipment. Landlord shall comply with and cause Master Landlord to comply with all applicable governmental laws, rules, regulations, codes and ordinances (collectively, “Applicable Laws”) which relate to the Building Structure and/or Building Systems, and Landlord shall cause Master Landlord to make such corrections as may be required by Applicable Laws with respect to the Building Structure and Building Systems after being made aware of the need therefor; provided, however, that, subject to the waiver and limitations in Section 9.4 below, Tenant shall reimburse Landlord (or, at Landlord’s option, reimburse Master Landlord directly), within thirty (30) days after invoice, for the reasonable, out-of-pocket costs of any improvements and alterations required to be made to the Building Structure and Building Systems which are Landlord’s obligation to cause Master Landlord to perform under this sentence to the extent caused by any Alterations, equipment, systems or other property (including the Supplemental Equipment) first installed during the Lease Term by or on behalf of Tenant in the Premises or at the Project. Without limiting the foregoing, except for casualty damage and causes beyond Master Landlord’s reasonable control, Landlord shall cause Master
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Landlord to use commercially reasonable efforts to maintain the roof of the Building in watertight condition, and free from leaks at all times. Subject to Landlord’s obligations under this Lease, including, without limitation, under Articles 10 and 12 below, Tenant shall, at its expense, keep the interior of the Premises (not including the Building Structure or Building Systems) and all permanent improvements installed by Tenant in the Premises in good order and condition during the Lease Term, except for ordinary wear and tear, causes beyond Tenant’s reasonable control, casualty damage which is Landlord’s obligation to cause Master Landlord to repair and the negligence or willful misconduct of Landlord, the Landlord Parties, Master Landlord and/or the Master Landlord Parties (subject, however, to the waiver and limitations in Section 9.4 below); provided, however, notwithstanding the foregoing, Tenant shall not be required to maintain the Premises in any better condition than that which existed as of the date of this Lease, except as may be required by Applicable Laws (but only to the extent of compliance with Applicable Laws for which Tenant is otherwise specifically responsible under the terms of this Lease). Landlord shall cause Master Landlord to perform all repairs, improvements and work at the Building and Project in a commercially reasonable manner, after-hours (whenever reasonably practicable) and in a manner which does not unreasonably interfere with Tenant’s use or operation of the Premises for the Permitted Use.
     7.2 Tenant’s Right to Make Repairs. Notwithstanding any of the TCCs set forth in this Lease to the contrary, if Tenant provides written notice to Landlord and Master Landlord of an event or circumstance which requires the action of Landlord pursuant to the terms of this Lease (or Master Landlord pursuant to the terms of the Master Lease), and which event or circumstance materially or adversely affects the conduct of Tenant’s business from the Premises, and neither Master Landlord nor Landlord commences such required action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than thirty (30) days after receipt of such notice, then Tenant may proceed to take (and Landlord shall cause Master Landlord to permit Tenant to take) the required action upon delivery of an additional ten (10) business days’ written notice to Landlord and Master Landlord specifying that Tenant is taking such required action (provided, however, that the initial thirty (30) day notice and the subsequent ten (10) business day notice shall not be required in the event of an “Emergency”, as that term is defined, below, but rather a single one (1) business day notice shall be required) and if such action was required under the TCCs of this Lease to be taken by Landlord (or under the TCCs of the Master Lease to be taken by Master Landlord), and was not commenced by Landlord (or Master Landlord, as the case may be) within such ten (10) business day period (or one (1) business day period in the event of an Emergency, as applicable) and thereafter diligently pursued to completion, then Tenant shall be entitled to prompt reimbursement by Landlord (and Landlord shall cause Master Landlord to so reimburse Tenant, to the extent not so reimbursed to Tenant by Landlord) of Tenant’s reasonable out-of-pocket costs and expenses in taking such action plus interest thereon at ten percent (10%) per annum. In the event Tenant takes such action, and such action affects the Building Structure or Building Systems, then Tenant shall use only those contractors used by Master Landlord in the Building for work unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which performs similar work in Comparable Buildings. Promptly following completion of any work taken by Tenant pursuant to the TCCs of this Article 7.2, Tenant shall deliver to Landlord a detailed invoice of the work completed, the materials used and the costs relating thereto. If Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after
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receipt of an invoice from Tenant, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection from Landlord and/or Master Landlord to the payment of such invoice, setting forth with reasonable particularity Landlord’s and/or Master Landlord’s reasons for its respective claim that such action did not have to be taken by Landlord and/or Master Landlord (as the case may be) pursuant to the TCCs of this Lease or the Master Lease (as the case may be) or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent, but may proceed to claim a default by Landlord; if Tenant prevails in any such claim, the amount of the award (which shall include interest at 10% per annum from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset) may be deducted by Tenant from the Rent next due and owing under this Lease. For purposes of this Article 7.2, an “Emergency” shall mean an event threatening immediate and material danger to people or property located in the Building.
ARTICLE 8
ADDITIONS AND ALTERATIONS
     8.1 Landlord’s Consent to Alterations. Subject to the following provisions of this Article 8, Tenant shall have the right, without Landlord’s or Master Landlord’s consent, to make changes, modifications, additions and alterations to the Premises during the first twelve (12) months of the Lease Term (collectively, the “Permitted Alterations”). It is understood that, subject to the following provisions of this Article 8, Tenant may (but without obligation to do so) also install and construct infrastructure and telecommunications facilities and equipment in the Premises during such 12-month period, and that the same shall be considered part of Permitted Alterations. With respect to any Permitted Alterations (including, without limitation, under Section 1.3 above) that do not require Landlord’s or Master Landlord’s consent, Landlord’s consent (and the consent of Master Landlord under the Master Lease) shall still be required for the plans and specifications for the Permitted Alterations, which consent by Landlord shall not be withheld, conditioned or delayed (and Landlord shall cause Master Landlord to not so unreasonably withhold, condition or delay its consent), unless a Design Problem exists, and will be deemed consented to by Landlord (and Master Landlord, as the case may be) unless Landlord (or Master Landlord, as the case may be) denies its consent by written notice to Tenant identifying the Design Problem within ten (10) business days after the date Landlord receives the plans and specifications in question. A “Design Problem” is defined as the applicable Alteration: (i) materially and adversely affecting the Building Structure or Building floor loads; (ii) materially and adversely affecting the Building Systems (or the reasonable industry-standard third-party manufacturer’s specifications for the Building Systems); (iii) unreasonably interfering with any of Master Landlord’s normal and customary business operations at the Building or Project or other tenants’ or occupants” use or enjoyment of their premises, systems and/or equipment, provided that such use and enjoyment is for normal and customary purposes in an office/telecommunications building that do not unreasonably interfere with Tenant’s operations permitted under and conducted in compliance with the TCCs of this Lease; (iv) creating a dangerous or hazardous condition; and/or (v) failing to comply with Applicable Laws or any other provisions of this Lease (including, without limitation, Section 7 of the Summary). Notwithstanding anything to the contrary set forth herein, the existing improvements, alterations,
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systems and equipment in the Premises shall not be deemed to create a Design Problem if such Design Problem exists as a result of any action by Landlord or Master Landlord on or after the Lease Commencement Date.
     Additionally, without limiting the foregoing, during the Lease Term (as may be extended), Tenant shall not require Landlord’s or Master Landlord’s consent to (a) repair the Premises or to install, repair, replace, supplement or modify any telecommunications and/or Colocation systems and/or equipment within the Premises, provided such repairs, systems and equipment do not affect the Building Structure and would not result in a Design Problem, or (b) perform non-structural changes, modifications, additions and alterations to the Premises that do not affect the Building Structure or Building Systems and would not result in a Design Problem (collectively, the “Non-Structural Alterations”). Except in connection with Permitted Alterations that do not result in a Design Problem, and except as set forth in the preceding sentence, Landlord’s and Master Landlord’s consent shall be required for Tenant to make alterations to the Premises which affect the Building Structure or the Building Systems (collectively, the “B/S Alterations”), which consent or approval shall not be withheld by Landlord (and Landlord shall cause Master Landlord to not withhold its consent), unless a Design Problem exists. Permitted Alterations, Non-Structural Alterations and B/S Alterations and all other alterations to the Premises by or on behalf of Tenant are sometimes collectively referred to herein as “Alterations”. Notwithstanding anything to the contrary contained in this Article 8, in no event may Tenant make any Alterations (1) that would result in a Design Problem unless Landlord (and Master Landlord under the Master Lease), in its sole and absolute discretion, approves same, (2) unless Tenant delivers to Landlord and Master Landlord written notice of such proposed Alterations together with the plans and specifications therefor (or any subsequent changes thereto) at least ten (10) business days prior to the commencement of, such Alterations (so that Landlord and Master Landlord may determine if a Design Problem exits with respect thereto and/or post notices of non-responsibility), and (3) unless Tenant performs the same in compliance with this Article 8. With respect to any Alterations requiring Landlord’s and Master Landlord’s consent, if Landlord or Master Landlord does not notify Tenant in writing that it is withholding its consent to any proposed Alterations (it being understood that Landlord and Master Landlord may only withhold its respective consent if a Design Problem exists) within ten (10) business days after Tenant’s request, then such party failing to so notify Tenant within such ten (10) business day period shall be deemed to have approved such Alterations.
     8.2 Manner of Construction. All Alterations performed by or on behalf of Tenant shall be performed: (a) at Tenant’s sole cost and expense, which shall include, without limitation, payment to Landlord (to the extent required to be paid by Landlord to Master Landlord under Section 8.2 of the Master Lease) of Master Landlord’s reasonable out-of-pocket costs incurred by Master Landlord to review Tenant’s plans and specifications for the Alterations; (b) in a diligent and good and workmanlike manner; (c) in compliance with all Applicable Laws and in substantial conformance with the plans and specifications therefor submitted by Tenant to Landlord and Master Landlord (and approved by Landlord and Master Landlord, to the extent such approval was required); (d) by contractors and subcontractors selected by Tenant and reasonably approved by Landlord and Master Landlord (and Landlord shall cause Master Landlord to not unreasonably withhold consent) (except that pursuant to the Master Lease, Master Landlord may reasonably designate the contractors and subcontractors to perform all B/S Alterations provided such contractors and subcontractors are unrelated to Master
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Landlord or Landlord and agree to perform such work at competitive prices and are reasonably available); (e) in conformance with Master Landlord’s reasonable, non-discriminatory construction rules and regulations (which Landlord shall make available or cause Master Landlord to make available to Tenant upon request); and (f) in such manner so as not to unreasonably obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to unreasonably interfere with Master Landlord’s normal and customary business operations at the Building or Project or other tenants’ or occupants’ use or enjoyment of their premises for reasonable and customary uses. In addition, prior to the commencement of such Alterations, Tenant shall provide Landlord and Master Landlord with evidence that Tenant or its contractor carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord (provided Landlord shall not withhold approval unless Master Landlord reasonably withholds approval to the extent allowed under the Master Lease) (not to exceed the amount of coverage typically required by landlords of Comparable Buildings) covering the construction of such Alterations, and such other insurance as Master Landlord under the Master Lease may reasonably require. Tenant shall, within twenty (20) days after demand, remove or bond against any liens imposed against the Building or Project as a result of the performance by Tenant of any Alterations and/or installation by Tenant of any furniture, fixtures or equipment in or at the Premises, Building or Project, and shall indemnify, defend and hold Landlord and Master Landlord harmless from and against all Claims in connection with any such liens.
     8.3 Removal of Tenant’s Property. Notwithstanding anything to the contrary in this Lease, during the Lease Term (and for up to ten (10) business days after the expiration or earlier termination of the Lease Term to the extent permitted under the Master Lease, but subject to Tenant’s payment of holdover rent pursuant to Article 15 below during such period), except as set forth to the contrary in Article 14 below, Tenant may, at Tenant’s option, but without obligation to do so, remove from the Premises, Building and Project any Alterations, and/or the furniture, fixtures (including business and trade fixtures), personal property, infrastructure, improvements, equipment and/or other property owned by Tenant or installed or placed by or on behalf of Tenant (regardless of whether the same is built-in or free standing), including, without limitation, telecommunications equipment and systems, provided Tenant repairs, at its expense, any damage to the Premises and Building caused by any such removal; provided, however, Tenant may leave floor and wall coverings in the Premises in their then existing “as is” condition and shall have no obligation to repaint, install new floor covering or to patch or repair wall, ceiling, roof, floor and/or other penetrations in the Premises.
ARTICLE 9
INDEMNITY; INSURANCE
     9.1 Indemnification.
          9.1.1 As used herein, the “Tenant Parties” shall mean, collectively, Tenant and Tenant’s partners, shareholders, members, affiliates, subsidiaries, officers, directors, successors, assignees, subtenants, agents and licensees (including Colocation Users), employees and independent contractors. Landlord hereby indemnifies, defends and holds harmless the Tenant Parties (other than contractors, subtenants, Colocation Users and licensees), from and against any claim, loss, cost, damage, expense and liability (including without limitation court costs and
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reasonable attorneys’ fees) (collectively, “Claims”) to the extent (a) caused by or resulting from the negligence or willful misconduct of Landlord or its partners, shareholders, members, affiliates, subsidiaries, officers, directors, successors, agents, employees, and independent contractors and/or each of them (collectively, “Landlord Parties”) or Master Landlord or any of the Master Landlord Parties, or breach of this Lease by Landlord (including, without limitation, any default by Landlord under Section 18.3 below) or a breach of the Master Lease by Landlord not caused by Tenant’s breach of this Lease, and (b) not insured or required to be insured by Tenant under this Lease, but such indemnity shall not include (i) any loss or damage to Tenant’s property to the extent Tenant has waived such loss or damage pursuant to Section 9.4 below, or (ii) any lost profits, loss of business or other consequential damages.
          9.1.2 Subject to and except for (a) Claims indemnified by Landlord in Landlord’s indemnity in Section 9.1.1 above, (b) Landlord’s obligations under this Lease, and (c) Claims caused by or resulting from the gross negligence or willful misconduct of Landlord or the Landlord Parties or Master Landlord or the Master Landlord Parties and not insured or required to be insured by Tenant under this Lease (such excluded Claims in this clause (c), collectively, the “Excluded Claims”), Tenant hereby: (i) assumes all risk of damage to property (including, without limitation, the Supplemental Equipment) or injury to persons in, upon or about the Premises or the Supplemental Areas from any cause whatsoever; and (ii) agrees that, to the extent not prohibited by law, the Landlord Parties shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property (including, without limitation, the Supplemental Equipment) or resulting from the loss of use thereof, which damage is sustained by Tenant, any Tenant Parties or other persons claiming through Tenant. Tenant hereby indemnifies, defends and holds harmless Landlord and the Landlord Parties and Master Landlord and the Master Landlord Parties (other than contractors) from and against any Claims to the extent (1) caused by or resulting from the negligence or willful misconduct of Tenant or Tenant Parties, or the breach of this Lease by Tenant (including, without limitation, any Default by Tenant under Section 18.1 below), and (2) not insured or required to be insured by Landlord under this Lease (or with respect to such indemnity of Master Landlord and the Master Landlord Parties, not insured or required to be insured by Master Landlord under the Master Lease), but such indemnity shall not include (A) any loss or damage to (x) Landlord’s property insured or required to be insured against by Landlord under this Lease or the Master Lease (or, with respect to Master Landlord and the Master Landlord Parties, Master Landlord’s property insured or required to be insured against by Master Landlord under the Master Lease, or (y) Master Landlord’s property to the extent Master Landlord has waived such loss or damage (pursuant to Section 9.4 of the Master Lease), or (B) any lost profits, loss of business or other consequential damages, or (C) any disputes between Master Landlord (or any of the Master Landlord Parties) and Landlord (or any of the Landlord Parties).
          9.1.3 The provisions of this Article 9.1 shall survive the expiration or sooner termination of this Lease.
     9.2 Landlord’s Insurance. Landlord shall cause Master Landlord to insure the Building (including the Building Structure and Building Systems) and the Project (but excluding, at Master Landlord’s option as provided in the Master Lease, the property required to be insured by Tenant pursuant to Section 9.3.2 below), and Landlord shall insure all of Landlord’s personal property, during the Lease Term against loss or damage due to fire and other casualties covered
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within the classification of fire and extended coverage, vandalism coverage and malicious mischief, water damage, earthquake damage (to the extent available at commercially reasonable costs), and all other risks normally covered under “special form” policies in the geographical area of the Building. Such coverage shall be in such amounts, from such companies, and on such other TCCs, as Master Landlord may from time to time reasonably determine (as provided in the Master Lease), provided that, in any event, such coverage shall (and Landlord shall cause Master Landlord to have such coverage): (i) be for full replacement (less commercially reasonable deductibles) of such covered items of the Building and the Project in compliance with Applicable Laws; (ii) be with companies licensed in the State of California; and (iii) at a minimum be comparable to the coverage and amounts of property damage insurance which are carried by reasonably prudent landlords of Comparable Buildings (except Master Landlord shall have the right, but not the obligation, to obtain terrorism, mold and/or flood insurance, provided that, in the event Master Landlord carries the same, then the cost of the same shall be imputed into the Base Year as if Master Landlord carried the same during the entire Base Year). Additionally, Landlord shall maintain, and cause Master Landlord to maintain Commercial General Liability Insurance with companies licensed in the State of California covering the insured against Claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Landlord’s and/or Master Landlord’s operations, and contractual liabilities, for limits of liability not less than $5,000,000.00 per occurrence and $5,000,000.00 in the aggregate). Upon inquiry by Tenant, from time to time, Landlord shall inform Tenant of all such insurance carried by Landlord and Master Landlord.
     9.3 Tenant’s Insurance.
          9.3.1 Tenant shall maintain the following coverage in the following amounts: Commercial General Liability Insurance covering the insured against Claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities, for limits of liability not less than:

Bodily Injury and	$5,000,000 each occurrence
Property Damage Liability	$5,000,000 annual aggregate

Commercially reasonable deductible amounts

Personal Injury Liability	$5,000,000 each occurrence
$5,000,000 annual aggregate

Commercially reasonable deductible amounts
          9.3.2 Tenant shall also insure (i) all Alterations and tenant improvements now or hereafter permanently attached to the Premises (and not described in (ii) below) by or on behalf of Tenant (collectively, the “Permanent Alterations”), and (ii) all of Tenant’s personal property, fixtures, systems and equipment (including the Supplemental Equipment) now or hereafter in the Premises and/or Project (including the Supplemental Areas) against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, water damage and all other risks normally covered under “special form” policies in the geographical area of the Building. Such coverage
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shall be for full replacement of the insured items (less commercially reasonable deductibles) in compliance with Applicable Laws.
          9.3.3 All such insurance required to be maintained by Tenant shall: (a) be maintained throughout the Lease Term (as may be extended); (b) be issued by companies licensed in the State of California and having a rating reasonably acceptable to Landlord; (c) name Master Landlord, Landlord, Master Landlord’s property manager and the holder of any mortgage encumbering the Building or Project as additional insureds with respect to Tenant’s liability insurance under Section 9.3.1 above and as loss payees (as their respective interests appear) with respect to the property damage insurance described in Section 9.3.2(i) above; (d) provide, in effect, that the insurer shall endeavor to give Landlord and Master Landlord at least ten (10) days’ prior written notice of cancellation or material reduction in coverage; (e) be primary insurance as to all claims thereunder, and provide that any insurance carried by Landlord is excess and is non-contributing; and (f) be in commercially reasonable form. Tenant shall deliver to Landlord certificates of insurance evidencing the coverage required to be carried by Tenant hereunder on or before the Lease Commencement Date and before the expiration dates thereof.
     9.4 Subrogation. Landlord and Tenant intend that their respective property loss risks (and the property loss risks of Master Landlord under the Master Lease) shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from (and Landlord shall cause Master Landlord to look solely to and seek recovery only from), their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided (or caused to be provided) hereunder or if higher, to the extent such insurance has been obtained. The parties each hereby waive (and by execution of its consent below, Master Landlord hereby waives) all rights and claims against each other and one another (and against the officers, directors, partners, members, shareholders, employees and agents of the other and one another) for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder from the insurer. Such waiver and release shall specifically include any deductible, retention and self-insured loss or damage. Tenant agrees that its property damage insurance policies are now endorsed and Landlord and Master Landlord agree that Landlord’s and Master Landlord’s respective property damage insurance policies required under the Master Lease and/or this Lease are now endorsed (or Tenant and Landlord shall [and Landlord shall cause Master Landlord to] use commercially reasonable efforts to obtain such an endorsement from Tenant’s or Landlord’s or Master Landlord’s respective insurers, as the case may be) such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, but the failure to obtain any such endorsement shall not impair the effectiveness of this waiver and/or release between and/or among Landlord, Tenant and Master Landlord.
ARTICLE 10
DAMAGE AND DESTRUCTION
     10.1 Repair of Damage to Premises by Landlord. If the Premises, the Building Structure, the Building Systems, or any Common Areas serving or providing ingress/egress to
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the Premises shall be damaged by fire or other casualty, Landlord shall cause Master Landlord to promptly and diligently repair and restore the Building Structure, the Building Systems and the Common Areas and Supplemental Areas (and the Permanent Alterations in the Premises as described in Section 10.2.1 below, subject to the provisions of Section 10.2.1 below). Landlord shall cause Master Landlord to ensure that such restoration shall be to substantially the same condition as existed prior to the casualty, except for modifications required by Applicable Laws. Landlord shall have no obligation whatsoever under this Article 10 to repair or restore (or cause Master Landlord to repair or restore) the Supplement Equipment or any of Tenant’s personal property, trade fixtures or equipment in the Premises, Building or Project, and Tenant shall have no obligation to assign or deliver any insurance proceeds or other amounts to Landlord or Master Landlord with respect thereto. In the event of casualty damage, Rent will be abated, if at all, pursuant to the terms of Section 18.4 below.
     10.2 Termination Rights.
          10.2.1 In the event that, as a result of the casualty in question, (i) Master Landlord terminates the entire CRG Direct Lease, as may be permitted pursuant to the landlord’s rights under the first paragraph of Section 10.2.1 thereof, and (ii) Master Landlord terminates the entire Master Lease, as may be permitted pursuant to the landlord’s rights under the first paragraph of Section 10.2.1 thereof, then Landlord may elect to terminate this Lease, by notifying Tenant in writing of such termination concurrently with (or within 5 business days after) Master Landlord’s delivery of the CRG Casualty Termination Notice (as defined below). The term “CRG Casualty Termination Notice” is defined as a timely and proper written termination notice by Master Landlord to the tenant under the CRG Direct Lease pursuant to the landlord’s rights under the first paragraph of Section 10.2.1 thereof. Upon the occurrence of any damage to the Premises for which Landlord has elected, or is otherwise required, to cause Master Landlord to repair, then provided this Lease has not been terminated, Tenant shall assign to Landlord (or at Landlord’s option, directly to Master Landlord) all insurance proceeds payable to Tenant under Section 9.3.2(i) above with respect to the Permanent Alterations in the Premises and Landlord shall cause Master Landlord to repair any damage to such Permanent Alterations (provided if the cost of such repair of such Permanent Alterations exceeds the sum of (A) the amount of insurance proceeds for such Permanent Alterations received by Master Landlord from Tenant or Tenant’s insurance carrier, as assigned by Tenant, plus (B) any insurance proceeds received by Master Landlord from Master Landlord’s insurance under the Master Lease with respect to such Permanent Alterations, the excess cost of such repairs to such Permanent Alterations shall be paid by Tenant to Landlord (or at Landlord’s option, and/or as may be required by Master Landlord, directly to Master Landlord) prior to Master Landlord’s commencement of repair of the damage). Additionally, if the Premises or the Building is damaged to any substantial, material extent by fire or other casualty during the last twelve (12) months of the Term, and, in the reasonable judgment of Master Landlord’s independent third-party licensed contractor, the damage or destruction to the Premises or Building cannot be repaired by the date which is sixty (60) days after such casualty damage, and Tenant elects not to exercise any existing renewal option in its favor (which has not been previously waived or expired), then notwithstanding anything contained herein, Landlord and/or Tenant shall have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within sixty (60) days after such party learns learn of the necessity for repairs as the result of such damage. Any funds delivered by Tenant under this Section 10.2.1 shall be deemed
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delivered to and accepted by Master Landlord (and, without limiting the foregoing, Landlord’s willingness to provide Master Landlord with funds under Section 10.2.1 of the Master Lease shall be evidenced by Tenant’s willingness to deliver funds to Master Landlord or Landlord under this Section 10.2.1).
          10.2.2 Notwithstanding the TCCs of Article 10.1 or 10.2.1 above if, in the reasonable opinion of an architect or contractor mutually and reasonably agreed upon by Landlord and Tenant (the “Damage Consultant”), the damage affects more than thirty percent (30%) of the Premises (herein, a “Tenant Damage Event”), and repairs of such damage to the portions of the Building which Landlord is obligated to cause Master Landlord to repair pursuant to Section 10.1 above cannot reasonably be completed within twelve (12) months after the date of discovery of the damage, or if the CRG Direct Lease is terminated under Article 10 thereof, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord within sixty (60) days after Tenant’s receipt of the certificate of such Damage Consultant setting forth such reasonable opinion, in which event Landlord shall not be required to cause Master Landlord to restore and/or rebuild as required pursuant to Section 10.1 above. Tenant may request that Landlord provide Tenant with a certificate from the Damage Consultant described above setting forth such Damage Consultant’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.
          10.2.3 If either Landlord or Tenant exercises any of its options to terminate this Lease as provided above in this Section 10.2, this Lease shall cease and terminate as of the date set forth in such party’s termination notice, which termination date shall be no less than thirty (30) days and no more than ninety (90) days after such termination notice is delivered to the other party; provided, however, that if the termination notice is delivered as a result of a casualty damage occurring during the last twelve (12) months of the Lease Term, such termination date shall be no less than thirty (30) days and no more than forty-five (45) days after such termination notice is delivered to such other party.
     10.3 Waiver of Statutory Provisions. The TCCs of this Lease, including this Article 10, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute- or regulation with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project. Without limiting the foregoing, with respect to any damage or destruction Landlord (on behalf of itself and Master Landlord) and Tenant irrevocably waive and release their respective rights under the provisions of Sections 1932 and 1933 of the California Civil Code.
ARTICLE 11
NONWAIVER
     Except as otherwise provided for herein as a “deemed waiver,” no provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed by such waiving party. The waiver by either party hereto of any breach of any TCC herein
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contained shall not be deemed to be a waiver of any subsequent breach of same or any other TCC herein contained. The subsequent acceptance of Rent hereunder by Landlord or payment of Rent by Tenant shall not be deemed to be a waiver of any preceding breach by Tenant or Landlord of any TCC of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s or Tenant’s knowledge of such preceding breach at the time of acceptance or payment of such Rent. No acceptance by Landlord of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and/or satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due.
ARTICLE 12
CONDEMNATION
     If (i) the whole of the Premises, Building or Project, or ninety percent (90%) or more of the Premises, shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or (ii) Master Landlord shall grant a deed or other instrument in lieu of any such takings by eminent domain or condemnation as a result thereof, then (X) Landlord shall have the option to terminate this Lease, provided that (1) prior to or concurrently with Landlord’s termination notice terminating this Lease, Master Landlord terminates (A) the leases of all other tenants of the Building which contain termination rights in favor of Master Landlord permitting Master Landlord to terminate such leases in the event of such condemnation or taking, and (B) the CRG Direct Lease, as may be permitted pursuant to the terms thereof, and (2) Master Landlord has elected in writing to terminate the Master Lease in accordance with the terms of Article 12 thereof as a result of the taking in question, and (Y) if the CRG Direct Lease is terminated under Article 12 thereof, or if as a result of any of the aforesaid takings (or deeds in lieu thereof) Tenant cannot conduct its business operations in substantially the same manner such business operations were conducted prior to such taking while still retaining substantially the same material rights and benefits it bargained to receive under this Lease, Tenant shall have the option to terminate this Lease, exercisable by written termination notice delivered by the terminating party to the other party within sixty (60) days after such terminating party becomes aware thereof. Any such termination shall be effective as of the date possession is required to be surrendered to the authority. Tenant shall not assert any claim against Landlord or Master Landlord for any compensation because of such taking and Landlord and Master Landlord shall be entitled to the entire award or payment in connection therewith with respect to such party’s respective interest, except that Tenant shall have the right to file any separate claim against the taking authority available to Tenant for any taking of Tenant’s personal property, equipment, improvements, alterations and/or fixtures belonging to Tenant, and for moving expenses. Notwithstanding anything in this Article 12 to the contrary, Landlord and Tenant shall each be entitled to receive fifty percent (50%) of the “bonus value” of the leasehold estate in connection therewith, which bonus value shall be equal to the difference between the Rent payable under this Lease and the sum established by the condemning authority as the award for compensation. All Rent shall be apportioned as of the date of such termination. Upon any taking or other matter described in this Article 12, Rent for the Premises (and for those Supplemental Areas, if any, for which Rent is required to be paid by Tenant under this Lease)
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shall be abated pursuant to Section 18.4 below. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, or a taking of less than thirty percent (30%) of the Premises, then this Lease shall not terminate pursuant to this Article 12 but the Rent for the Premises (and for those Supplemental Areas, if any, for which Rent is required to be paid by Tenant under this Lease) shall be abated pursuant to Section 18.4 below; Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.
ARTICLE 13
ASSIGNMENT AND SUBLETTING
     13.1 Transfers. Tenant shall not, without the prior written consent (except as otherwise provided below) of Landlord, which consent will not be unreasonably withheld, conditioned or delayed (and subject to obtaining Master Landlord’s consent to the extent required under the Master Lease, which consent Landlord shall cause Master Landlord not to unreasonably withhold, condition or delay), assign this Lease or sublet all or any portion of the Premises (a “Transfer”; any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires to obtain Landlord’s (and Master Landlord’s) consent to any Transfer (and such consent is required under the terms of this Article 13), Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) a description of the portion of the Premises to be transferred (the “Subject Space”), (ii) all of the material economic terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all relevant existing executed and/or proposed documentation (to the extent then existing) pertaining to the proposed Transfer, and (iii) current financial statements of the proposed Transferee. Landlord shall approve or disapprove (and shall cause Master Landlord to approve or disapprove) of the proposed Transfer within thirty (30) days (the “Review Period”) after Landlord’s receipt of the applicable Transfer Notice. In the event that (i) Landlord fails to notify Tenant in writing of such approval or disapproval within such Review Period and (ii) Landlord fails to notify Tenant in writing of such approval or disapproval by Landlord and/or Master Landlord within five (5) business days following Landlord’s receipt of a reminder notice of the expiration of the Review Period, then Landlord (and/or Master Landlord, as applicable) shall be deemed to have approved such Transfer. Any Transfer requiring Landlord’s and/or Master Landlord’s consent hereunder which is made without such prior written consent shall, at Landlord’s option, be null, void and of no effect. All Transfers under this Article 13, including any Permitted Transfers pursuant to Section 13.3 below, are and shall be subject and subordinate to all of the TCCs of this Lease, except as may otherwise be provided in this Lease. If Landlord and Master Landlord consent to any Transfer, (A) such consent shall not be deemed consent by such party to any further Transfer by either Tenant or a Transferee, and (B) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all relevant documentation pertaining to such Transfer. In addition, no Transfer, whether with or without Landlord’s and Master Landlord’s consent and whether a Permitted Transfer, shall relieve Tenant from any liability under this Lease.
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     13.2 Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent (and shall cause Master Landlord not to unreasonably withhold, condition or delay its consent) to any proposed Transfer of the Subject Space to the Transferee on the TCCs specified in the Transfer Notice. The parties hereby agree that reasonable reasons under this Lease and under any Applicable Law for Landlord and/or Master Landlord (as the case may be) to withhold consent to any proposed Transfer shall include, without limitation, the following:
          13.2.1 In the event of an assignment of this Lease, or a sublease of more than 5,000 rentable square feet of the Premises, or a sublease of any portion of the Premises from which any of the services to be provided by Tenant to Landlord and/or other tenants or occupants of the Building under that certain Service Provider Agreement between Landlord and Tenant of event date herewith, as may be amended by the parties thereto from time to time (the “Service Provider Agreement”), the Transferee does not have the financial capability to perform the obligations under the applicable Transfer, and/or does not have sufficient experience or expertise to perform or provide the services under the Service Provider Agreement, as applicable;
          13.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease; or
          13.2.3 The proposed Transfer would cause a violation of an exclusive right granted by Master Landlord in good faith in another lease for space in the Building, or would give an occupant of the Building a right to cancel its lease as a result of the proposed use to be made of the space by the sublessee or assignee, provided that upon request from Tenant, Landlord shall cause Master Landlord to provide written notice of all applicable exclusive rights.
          13.2.4 The Transferee is either a governmental agency or instrumentality thereof (i) which is that of a foreign country, or (ii) which operates a business from the Subject Space that is not primarily an administrative office and/or requires or permits members of the general public to visit the Subject Space to apply for and/or obtain information, services, goods and/or benefits provided by such Transferee (other than on an occasional basis).
     13.3 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 13 or elsewhere in this Lease, Tenant may, from time to time, in its sole and absolute discretion, without the consent of Landlord or Master Landlord, provided that Tenant shall deliver to Landlord written notice thereof (except no such notice shall be required for any license or sublicense described in clause (a) hereinbelow which pertains to less than 5,000 rentable square feet of space within the Premises), do any or all of the following (collectively, “Permitted Transfers”), so long as any such Permitted Transfer was not entered into, and the transferee thereof was not formed, as a subterfuge by Tenant, to (1) avoid the obligations contained in this Article 13, or (2) adversely affect the ability of Tenant to satisfy its obligations under this Lease:
          (a) license and/or sublicense any or all of the Premises to any third parties (including customers of Tenant and customers of such customers) for Colocation;
          (b) assign, sublease, and/or otherwise transfer the Premises and/or this Lease, and/or Tenant’s interest therein, (i) to any affiliate of Tenant (including any entity that
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controls, is controlled by, or is under common control, with Tenant), and/or (ii) in connection with any merger, consolidation, sale of stock, sale of assets, sale of Tenant’s business and/or restructuring; and/or
          (c) assign this Lease (or any of Tenant’s property) as security for any financing obtained by Tenant in the ordinary course of Tenant’s business (and, in connection therewith, Tenant may record in the public records any subleasehold deed of trust or mortgage against the Premises, provided that such deed of trust or mortgage shall not impair Master Landlord’s title to the Project or Landlord’s title to this Lease).
     13.4 Documents. Landlord shall cause Master Landlord to execute such reasonable documents as Tenant reasonably requests in order to effectuate the provisions of this Article 13 (including, without limitation, Tenant’s ability to engage in Colocation in the Premises).
ARTICLE 14
SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL
     Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as of the date of this Lease, except for reasonable wear and tear, causes beyond Tenant’s reasonable control (including casualty damage), repairs which are the responsibility of Landlord hereunder or Master Landlord under the Master Lease, and the negligence or willful misconduct of Master Landlord, Landlord, the Landlord Parties and/or the Master Landlord Parties (subject, however, to the waiver and limitations in Section 9.4 above). Such surrender shall also be subject to and in accordance with the provisions of Section 8.3 above. Upon such expiration or termination, Tenant shall, at its cost, remove or cause to be removed from the Premises, Building or Project, any Supplemental Equipment, Alterations, fixtures (including business and trade fixtures) and/or other improvements, furniture, equipment, free-standing cabinet work, movable partitions and/or other property owned by Tenant or installed or placed by Tenant (and the same shall belong to Tenant as its sole property), other than items set forth in the penultimate sentence of this Article 14 which are to remain, and repair any damage to the Building, Project and Premises resulting from such removal; provided, however, (a) Tenant shall not be obligated to remove Alterations, unless Landlord or Master Landlord notified Tenant in writing prior to installation of the applicable Alteration that Tenant is required to remove the same upon expiration or termination of this Lease, and (b) Tenant shall not be required to remove any Supplemental Equipment or other equipment unless the same is a potentially hazardous material (such as batteries). Notwithstanding the foregoing, upon expiration or earlier termination of the Lease Term, Tenant shall not be permitted or required to remove the Conduits or any of the following equipment and/or any replacements or modifications thereto in the Premises, which shall be surrendered by Tenant to Landlord upon the expiration or earlier termination of the Lease Term in their then-existing condition (subject, however, to (i) Tenant’s obligations in Section 7.1 above to use commercially reasonable efforts to maintain and repair in working condition, in a manner consistent with Tenant’s past normal business operations, the following equipment, and (ii) Tenant’s obligations under the Service Provider Agreement): CRAC and HVAC units, generators, cages, racks, conduits and termination blocks within the Premises, and the “Main Distribution Frame”; provided, however, subject to Tenant’s obligations
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under the Service Provider Agreement and in Section 7.1 above (i.e., to use commercially reasonable efforts to maintain and repair in working condition, in a manner consistent with Tenant’s past normal business operations), (A) all such items shall be accepted upon the expiration or earlier termination of this Lease in their “As-Is” condition, without representation or warranty by Tenant, and (B) Tenant shall have no obligation or liability whatsoever in the event such items malfunction or break, or are otherwise not suitable for Landlord’s or Master Landlord’s needs or operations. Notwithstanding the fact that Tenant must (or may, as applicable), leave certain property in the Building, during the entire Lease Term (as may be extended), Tenant shall remain the owner of all such property, for all purposes (including, without limitation, for depreciation), including, without limitation, Supplemental Equipment, Alterations, fixtures (including business and trade fixtures), furniture, equipment, free-standing cabinet work, movable partitions and/or other property owned by Tenant or installed or placed by Tenant.
ARTICLE 15
HOLDING OVER
If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, such tenancy shall be from month-to-month only, and shall not, except as set forth below, constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to the product of (i) the Base Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) one hundred twenty-five percent (125%). Such month-to-month tenancy shall be subject to every other applicable TCC contained herein. Nothing contained in this Article 15 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.
ARTICLE 16
ESTOPPEL CERTIFICATES
     Within ten (10) business days following a request in writing by Landlord or Tenant, Tenant or Landlord, as the case may be, shall execute, acknowledge and deliver to the requesting party (the “Requesting Party”) a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges under this Lease have been paid; (c)to the non-Requesting Party’s knowledge, whether or not Requesting Party is in default in the performance of any obligation under this Lease, and if so, specifying the nature of such default; (d) the address to which notices to non-Requesting Party are to be sent; and (e) such other matters as the Requesting Party may reasonably request. Additionally, within ten (10) business days following a request in writing by Tenant, Landlord shall cause Master Landlord to execute, acknowledge and deliver to Tenant a written statement certifying: (a) that the Master Lease is unmodified and in full force and effect (or if there have been permitted modifications, that the Master Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges
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under the Master Lease have been paid; (c) to Master Landlord’s knowledge, whether or not any party is in default in the performance of any obligation under the Master Lease, and if so, specifying the nature of such default; (d) the address to which notices to Master Landlord are to be sent; and (e) such other matters pertaining to the Master Lease as Tenant may reasonably request.
ARTICLE 17
SUBORDINATION
Subject to Tenant’s receipt of an appropriate non-disturbance agreement(s) as set forth below, this Lease shall be subject and subordinate to the lien of any mortgage or trust deed now or hereafter in force against Landlord’s leasehold interest in this Lease or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds require in writing that this Lease be superior thereto. Landlord’s delivery to Tenant of a commercially reasonable non-disturbance agreements) in favor of Tenant from any mortgage holders and lien holders of Landlord and/or Master Landlord shall be in consideration of, and a condition precedent to, Tenant’s agreement to be bound by the TCCs of this Article 17. Subject to Tenant’s receipt of the non-disturbance agreement(s) described above, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof, to attorn to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof, to recognize such purchaser or lienholder as the lessor under this Lease, provided such lienholder or purchaser shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant is not in Default of this Lease. Landlord’s interest in this Lease may be assigned as security at any time to any lienholder.
ARTICLE 18
DEFAULTS; REMEDIES
     18.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant (a “Default”):
          18.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within ten (10) business days after written notice that the same was not paid when due; or
          18.1.2 Any failure by Tenant to observe or perform any other TCC of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such failure is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in Default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such failure as soon as reasonably possible; or
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          18.1.3 Any failure by Tenant to observe or perform any TCC of the Service Provider Agreement to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such failure is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in Default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such failure as soon as reasonably possible. Additionally, if the nature of such failure is such that the payment of amounts by Tenant would reasonably compensate Landlord for any damages, claims, losses, costs and liabilities resulting from such failure (including, without limitation, any such damages, claims, losses, costs and liabilities suffered or incurred by Landlord and/or for which Landlord is responsible with respect to any tenant leases covered by the Service Provider Agreement), then Tenant shall not be deemed to be in Default under this Section 18.1.3 if it promptly pays to Landlord (but without obligation to do so under this Lease) such amounts.
     The notice periods provided herein are in addition to, and not in lieu of any notice periods provided by Applicable Law.
     18.2 Remedies Upon Default. Upon the occurrence of any event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue the following remedies:
          18.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, after due process of law enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:
               (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
               (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
               (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
               (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and
               (v) At Landlord’s election, but subject to the provisions of this Lease, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.
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     As used in this Article 18, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
     In the event of any such termination, Landlord shall use all efforts to mitigate its damages in accordance with Applicable Laws. Subject to such duty to mitigate, upon any such termination, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.
          18.2.2 Upon a Default, Landlord shall also have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
          18.2.3 Upon a Default, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder, and Tenant shall pay to Landlord, within thirty (30) days following delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of any such Default.
     Notwithstanding the foregoing, Tenant shall not be liable for any indirect, special, punitive or consequential damages (except as may be expressly set forth to the contrary in the Service Provider Agreement).
     18.3 Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease (including, without limitation, the failure to cause Master Landlord to provide and/or perform any services and obligations as set forth in this Lease) if (i) in the event a failure by Landlord is with respect to the payment of money, or is in connection with Section 23.19 below, Landlord fails to perform such obligation in question within ten (10) business days after the receipt of written notice from Tenant specifying in reasonable detail Landlord’s failure to perform; or (ii) in the event a failure by Landlord is other than (i) above, Landlord fails to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in reasonable detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if Landlord commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may exercise any and all of its rights and remedies provided at law and/or in equity. In addition, upon any uncured monetary default by Landlord under this Lease, Tenant may offset such amounts against the Rent next due and payable under this Lease so long as such failure to make such
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payment continues for an additional ten (10) business days after notice from Tenant that Tenant intends to exercise such offset right under this Section 18.3. Further, if Landlord fails to pay any monetary amounts payable under the Service Provider Agreement as and when due thereunder (which payment is not timely disputed by Landlord in the manner permitted under the Service Provider Agreement), and such failure continues for more than ten (10) business days after written notice from Tenant that the same was not paid when due, then Tenant may offset such unpaid and undisputed amounts against the Rent next due an payable under this Lease to the extent permitted in the Service Provider Agreement. If Master Landlord fails to perform any of its obligations under the Master Lease, or if Landlord otherwise fails to cause Master Landlord to perform the obligations required under this Lease (including, without limitation, as a result of any bankruptcy proceeding involving Master Landlord or Landlord as the debtor), then, without limiting any of Tenant’s other rights or remedies, Tenant shall be subrogated to any rights and/or claims Landlord may have against Master Landlord and/or any of the Master Landlord Parties in connection therewith (and, without limiting the foregoing Tenant shall have all other subrogation and similar rights as may be available at law and/or in equity).
     Notwithstanding the foregoing, Landlord shall not be liable for any indirect, special, punitive or consequential damages.
     18.4 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, or the Supplemental Areas (or Supplemental Equipment) or any portion thereof, as a result of Landlord’s breach of this Lease (or Landlord’s breach of the Master Lease which is not caused by Tenant’s breach of this Lease) or the negligence or willful misconduct of Master Landlord or Landlord or any of their respective contractors, licensees or invitees or casualty or condemnation (or any other event covered by Articles 10 or 12 of this Lease, other than with respect to the Supplemental Equipment) (an “Abatement Event”), then Tenant may give Landlord written notice of such Abatement Event, and if such Abatement Event continues for three (3) consecutive days after Landlord’s receipt of any such written notice, or occurs for seven (7) days (whether or not consecutive) in a three (3) consecutive month period (in either of such events, the “Eligibility Period”), then (a) Rent for the Premises shall be abated after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use (“Premises Unusable Area”), bears to the total rentable area of the Premises, and (2) Rent for the Supplemental Areas for which Tenant is required to pay Rent under this Lease, if any, shall be abated after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, such Supplemental Areas, or a portion thereof, in the proportion that the rentable area of the portion of such Supplemental Areas for which Tenant is required to pay Rent and that Tenant is prevented from using, and does not use (“SA Unusable Area”), bears to the total rentable area of such Supplemental Areas for which Tenant is required to pay Rent; provided, however, (i) in the event that Tenant is prevented from using, and does not use, the Premises Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Rent for the entire Premises shall be abated for such time as Tenant continues to be so prevented from
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using, and does not use, the Premises, and (ii) in the event that Tenant is prevented from using, and does not use, the SA Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the applicable Supplemental Areas for which Tenant is required to pay Rent under this Lease is not sufficient to allow Tenant to effectively conduct its business or operate its Supplemental Equipment therein, and if Tenant does not conduct its business or operate its Supplemental Equipment from such remaining portion of such Supplemental Areas, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business or operating its Supplemental Equipment therein, the Rent for such entire affected Supplemental Areas for which Tenant is required to pay Rent shall be abated for such time as Tenant continues to be so prevented from using, and does not use, such Supplemental Areas for which Tenant is required to pay Rent. To the extent Tenant is entitled to abatement because of an event covered by Articles 10 or 12 of this Lease, then the Eligibility Period shall not be applicable.
     18.5 Landlord Bankruptcy Proceeding. In the event that the obligations of Landlord under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving Landlord and/or Master Landlord as the debtor, or following the rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code, then notwithstanding any provision of this Lease to the contrary, Tenant shall have the right to set off against the Rent next due and owing under this Lease (a) any and all damages caused by such non-performance of Landlord’s obligations under this Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (b) any and all damages caused by the non-performance of Landlord’s obligations under this Lease following any rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code.
     18.6 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.
ARTICLE 19
COVENANT OF QUIET ENJOYMENT
     Landlord covenants that Tenant, so long as Tenant is not in Default under this Lease, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without hindrance or interference by Landlord or any persons or parties claiming by, through or under Landlord (including, without limitation, Master Landlord).
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ARTICLE 20
SIGNS
     Tenant shall be entitled to the following, at Tenant’s sole cost and expense: (a) Suite entrance signage for the Premises reasonably acceptable to Landlord (and Master Landlord to the extent required under the Master Lease) and Tenant (and consistent with Building standard signs for multi-tenant floors), and (b) Tenant’s proportionate share of directory signage in all Building and Project directories reasonably acceptable to Landlord (and Master Landlord to the extent required under the Master Lease) and Tenant. Any change to such signage shall be subject to the prior written consent of Landlord (and Master Landlord to the extent required under the Master Lease) (not to be unreasonably withheld, conditioned or delayed). Tenant shall have the right to retain its current signage pertaining to the Premises existing as of the date of this Lease, including, without limitation, all signage (if any) located outside of any of the Suites in the Premises used for Colocation (and by executing Master Landlord’s consent below, Master Landlord consents to such current signage and Tenant retaining such current signage).
ARTICLE 21
LATE CHARGES AND INTEREST
     If any installment of Base Rent shall not be received by Landlord or Landlord’s designee within five (5) business days after receipt of a factually correct written notice from Landlord that such amount was not paid when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. Any amount due from Tenant to Landlord hereunder which is not paid within five (5) business days after the date due shall bear interest at the lower often percent (10%) per annum, or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.
ARTICLE 22
TENANT PARKING
     Tenant is not being provided with under this Lease, and shall have no rights under this Lease to, any parking spaces (for use by Tenant or its employees, agents, contractors, subtenants or assignees) in the Building covered parking facility. All visitor parking by Tenant’s visitors shall be subject to (i) reasonable, non-discriminatory parking rules and regulations adopted by Master Landlord from time to time, and (ii) payment by such visitors to Master Landlord of the prevailing visitor parking rates charged by Master Landlord from time to time.
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ARTICLE 23

MISCELLANEOUS PROVISIONS
     23.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the TCCs hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections. The term “Lease” shall include all Exhibits which are attached to this Lease which are by this reference deemed incorporated into this Lease.
     23.2 Binding Effect. Subject to all other TCCs of this Lease, each of the TCCs of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in this Lease, and Tenant agrees that in the event of any such transfer, (i) Landlord shall be released from all liability under this Lease arising from and after the effective date of such transfer (provided the transferee expressly assumes in writing all obligations of this Lease to be performed by Landlord from and after the effective date of such transfer), and (ii) such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord from and after the effective date of such transfer; provided, however, notwithstanding the foregoing, Landlord may not transfer all or any portion of its interest in this Lease to any party other than an affiliate of the then-existing owner of the Building. It is the intent of the parties that the estate of Landlord in the Master Lease, as tenant, and the estate of Landlord in this Lease, as landlord, shall not merge and shall be two (2) separate and distinct estates and interests.
     23.3 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership or joint venture between Landlord and Tenant.
     23.4 Time of Essence. Time is of the essence with respect to the performance of every TCCs of this Lease in which time of performance is a factor. Whenever in this Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words “immediately,” “promptly,” and/or “on demand,” or their equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the date that the party which is entitled to such payment sends written notice to the other party demanding such payment.
     23.5 Partial Invalidity. If any term, covenant or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term,
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covenant and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
     23.6 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the TCCs of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.
     23.7 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by facsimile, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth in Section 11 of the Summary, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any correctly addressed Notice that is refused, unclaimed or undelivered because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the Notice was refused, unclaimed or considered undeliverable by the postal authorities, messenger, officer of the law or overnight delivery service.
     23.8 Joint and Several. If there is more than one Tenant/Landlord, the obligations imposed upon Tenant/Landlord under this Lease shall be joint and several.
     23.9 Attorneys’ Fees. In the event of any arbitration or suit under this Lease, reasonable attorneys’ fees and costs shall be awarded by a court or arbitrator to the Prevailing Party and are to be included in any judgment or award. In addition, the Prevailing Party shall be entitled to recover reasonable attorneys’ fees and costs incurred in enforcing any judgment arising from a suit or arbitration under this Lease including but not limited to post judgment motions, contempt proceedings, garnishment, levy and debtor and third party examinations, discovery and bankruptcy litigation, without regard to schedule or rule of court purporting to restrict such award. This post judgment or award of attorneys’ fees and costs provision shall be severable from any other provisions of this Lease and shall survive any judgment/award on such suit or arbitration and is not to be deemed merged into the judgment/award or terminated with this Lease. For the purpose of this provision, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of third party legal counsel to the parties hereto, which include printing, photocopying, duplicating, mail, overnight mail, messenger, court filing fees, cost of discovery, fees billed for law clerks, paralegals, investigators and other persons not admitted to the bar but performing services under the supervision or direction of an attorney.
     23.10 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HEREBY CONSENT
Meet Me Room Sublease

TO: (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE COUNTY IN WHICH THE BUILDING IS LOCATED; (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW; AND (III) TO THE EXTENT PERMITTED BY APPLICABLE LAWS, IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.
     23.11 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.
     23.12 Brokers. Tenant hereby warrants to Landlord that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that it knows of no broker or agent who is entitled to a commission in connection with this Lease. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless from any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under Tenant. Landlord hereby warrants to Tenant that neither Landlord nor Master Landlord has had any dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that it knows of no broker or agent who is entitled to a commission in connection with this Lease. Landlord agrees to indemnify and defend Tenant against and hold Tenant harmless from any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under Landlord or Master Landlord.
     23.13 Personal Property Liens. Except for the existing cooling towers on the roof of the Building, and except for the existing condenser water loop distribution system in the Building (which are more particularly described in the CRG Direct Lease), and subject to Tenant’s obligations expressly set forth in the last sentence of this Section 23.13 below, Landlord hereby waives for itself and on behalf of Master Landlord any and all rights, encumbrances and liens in and to the property (including telecommunications and other equipment) of Tenant and Tenant’s customers and contractors, except any lien upon Tenant’s property obtained pursuant to a judgment against Tenant issued by a court of competent jurisdiction in connection with a Default. Without limiting the foregoing, Landlord shall, within ten (10) days after demand from time to time, execute and cause Master Landlord to execute any lien waiver document (and/or similar document) in favor of any lender(s) of Tenant and/or Tenant’s customers (except with respect to the aforementioned cooling towers and condenser water loop distribution system) which is acceptable to Landlord and Master Landlord in their reasonable discretion. Any property that Tenant is to transfer to Landlord on the expiration or earlier termination of this Lease, as may be described under Article 14 of this Lease, shall be free of monetary liens created by or on behalf of Tenant on the expiration or earlier termination of this Lease.
Meet Me Room Sublease

23.14 Calendar Days and Holidays. All references made in this Lease to the word “days,” whether for Notices, schedules or other miscellaneous time limits, shall at all times herein be deemed to mean calendar days, unless specifically references as “business” or “working” days. Business or working days shall mean the days Monday-Friday, excluding Thanksgiving Day, New Year’s Day, Christmas Day, Independence Day, Memorial Day and other nationally recognized holidays that are observed by Comparable Buildings.
     23.15 Good Faith. Any time the consent of Landlord or Master Landlord or Tenant is required under this Lease, unless otherwise provided in this Lease (or the Master Lease with respect to Master Landlord’s consent), such consent shall not be unreasonably withheld, conditioned or delayed (and with respect to Master Landlord’s consent, Landlord shall cause Master Landlord not to unreasonably withhold, condition or delay such consent), and whenever this Lease grants Landlord or Master Landlord or Tenant the right to take action, exercise discretion or make an allocation or other determination, Landlord and Tenant shall (and Landlord shall cause Master Landlord to) act reasonably and in good faith, except as otherwise provided in this Lease.
     23.16 Recordation. Tenant may, at its sole cost and expense, record a memorandum of this Lease in the public records, in form and content reasonably acceptable to Landlord and Tenant. The form attached hereto as Exhibit H is deemed approved by the parties, and Landlord and Tenant shall (and Landlord shall cause Master Landlord to) execute and acknowledge the same (for recording by Tenant in the public records) concurrently with the execution and delivery of this Lease. Upon the expiration or earlier termination of this Lease, Tenant shall deliver to Landlord a termination of any such memorandum recorded by Tenant hereunder which shall be in form sufficient for recordation in the public records, and otherwise in form and content reasonably acceptable to Landlord and Tenant. Landlord shall (and shall cause Master Landlord to) promptly execute and acknowledge any such memorandum of lease.
     23.17 Financial Statements. Within thirty (30) days after Tenant’s receipt of Landlord’s written request (but not more than once during any 12-month period, and only if required by Master Landlord (by notice delivered to Tenant by Landlord or Master Landlord) in connection with a sale of the Building or refinancing of the Building by Master Landlord), Tenant shall provide Landlord for delivery to Master Landlord with current financial statements of Tenant for the then current fiscal year of Tenant and the immediately preceding fiscal year of Tenant. Any such statements shall be prepared in accordance with Tenant’s normal practices, and shall be certified by Tenant to Landlord and Master Landlord as being true and correct to Tenant’s knowledge (provided that audited statements shall not be required hereunder).
     23.18 Hazardous Materials.
          23.18.1 Neither Landlord nor Tenant shall generate, use, release, store or dispose of any Hazardous Materials in or about the Building or Project in violation of Applicable Laws. Additionally, Landlord shall cause Master Landlord to not generate, use, release, store or dispose of any Hazardous Materials in or about the Building or Project in violation of Applicable Laws. “Hazardous Materials” means (a) “hazardous wastes” as defined by the Resource Conservation and Recovery Act of 1976, (b) “hazardous substances” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (c) “toxic
Meet Me Room Sublease

substances” as defined by the Toxic Substances Control Act, (d) “hazardous materials” as defined by the Hazardous Materials Transportation Act (as any of such Acts may be amended from time to time), (e) petroleum products, (f) chlorofluorocarbons, and (g) substances whose presence could be detrimental to the Building or hazardous to health or the environment. Tenant shall have no obligation to remove Hazardous Materials brought onto the Premises by Landlord or Master Landlord, nor shall Tenant be required to cure the violation of any environmental law that is caused by Landlord or Master Landlord or, subject to Section 23.18.2 below, that existed as of the Lease Commencement Date and was not caused by Tenant or its invitees.
          23.18.2 In the event, during the Lease Term, Landlord is advised, or it shall come to Landlord’s attention, that Hazardous Materials exist in, on, under or at the Premises, Building or Project in violation of any Applicable Laws and that such Hazardous Materials were not introduced therein or such violation caused by Tenant or Tenant’s invitees (or with respect to the Premises by the prior owner of the Building (which is an affiliate of Tenant)), Landlord shall take all commercially reasonable steps necessary and/or cause Master Landlord to take all commercially reasonable steps necessary to promptly remove or remediate (or cause to be removed or remediated) at Landlord’s or Master Landlord’s expense (which if paid for by Master Landlord may be included in Operating Charge Expenses pursuant and subject to the limitations in Article 4 above, including Article 4.2.9(y) above) and in compliance with all Applicable Laws, all such Hazardous Materials, and in doing so, Landlord shall not unreasonably interfere with and shall cause Master Landlord to not unreasonably interfere with the conduct of Tenant’s business. In the event, during the Lease Term, Tenant is advised, or it shall come to Tenant’s attention, that (i) Hazardous Materials exist in the interior of the Premises in violation of any Applicable Laws and that such Hazardous Materials were first introduced into the Premises or such violation caused by the prior owner of the Building (which is an affiliate of Tenant) or by Tenant or Tenant’s invitees (and such violation was not caused by Landlord or the Landlord Parties), and/or (ii) Hazardous Materials introduced by Tenant or Tenant’s invitees exist outside the Premises in violation of Applicable Laws (and such violation was not caused by Landlord or the Landlord Parties or Master Landlord or the Master Landlord Parties), then Tenant shall take all commercially reasonable steps necessary to promptly remove or remediate (or cause to be removed or remediated) at Tenant’s expense and in compliance with all Applicable Laws and subject to Landlord’s and Master Landlord’s reasonable approval of such actions, all such Hazardous Materials in violation of Applicable Laws, and in doing so, Tenant shall not unreasonably interfere with the operation of the Building or Project or the conduct of other tenants’ or occupants’ business therein. Further, Tenant shall indemnify, defend, hold harmless and reimburse Master Landlord, Landlord, the Landlord Parties and the Master Landlord Parties from and against any and all Claims, including fines and remediation costs and expenses, to the extent resulting from or caused by the introduction, use, generation, storage, treatment, disposal, release, or other disposition of any Hazardous Materials in violation of Applicable Laws in, on, at or under the Premises, Building and/or the Project by Tenant or any of the Tenant Parties on or after the Lease Commencement Date (including with respect to diesel fuel used by Tenant’s generators).
     23.19 Liability of Landlord; SPE Requirements. If Tenant is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord’s estate and interest in this Lease and the Premises which shall be deemed to include proceeds actually received by Landlord from any transfer of this Lease,
Meet Me Room Sublease

insurance or condemnation proceeds, and rental income from this Lease, to the extent all of the foregoing are held in an account for Landlord and have not been applied or distributed by Landlord in the ordinary course of business (i.e., not as a fraud against creditors).
     Landlord shall, at all times, remain a Single-Purpose Entity (as defined below). “Single-Purpose Entity” is defined as a corporation or limited liability company, which does not engage in any business unrelated to the OW Lease Documents (as defined below), does not have any assets other than those related to its interest in the Master Lease (and Service Agreement, as defined below, with respect thereto) and this Lease (and the Service Provider Agreement with respect thereto) (collectively, the “OW Lease Documents”), and does not have any indebtedness other than the obligations under the OW Lease Documents. The term “Service Agreement” is defined as that certain Service Agreement between Master Landlord and Landlord of event date herewith, as may be amended in good faith by the parties thereto from time to time. Accordingly, without limiting the foregoing, Landlord shall not (a) merge or consolidate with any other party, other than Master Landlord or its successors or assignees, (b) commingle its assets with the assets of any other party, other than Master Landlord or its successors or assignees, or (c) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other entity, other than Master Landlord or its successors or assignees.
     23.20 Property Ownership. As set forth in this Lease, Supplemental Equipment and various other personal property of Tenant (including, without limitation, equipment and trade fixtures) is to be owned by Tenant during the Lease Term, and, subject to any contrary provision of this Lease (including, without limitation, Article 14 above), is to be owned by Tenant after the Lease Term. In the event that Tenant, in good faith, requires reasonable modifications to this Lease or the Master Lease to ensure that Tenant receives all the benefits of such ownership (including, without limitation, for purposes of depreciation, taxes and other matters under the standards and practices promulgated by the Financial Accounting Standards Board), then Landlord shall, at no material cost to Landlord, reasonably cooperate with Tenant and cause Master Landlord to reasonably cooperate with Tenant and Landlord in modifying this Lease (and/or the Master Lease, as applicable) to accomplish the same, provided that the Lease (and/or Master Lease, as applicable) modification does not increase any obligations or liabilities of Landlord or Master Landlord, or decrease any rights or remedies of Landlord or Master Landlord.
[SIGNATURE PAGE FOLLOWS]
Meet Me Room Sublease

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed on the day and date first above written.

“Landlord”:

HINES REIT ONE WILSHIRE SERVICES, INC., a Delaware corporation

By:	/s/ Charles N. Hazen
Name:	Charles N. Hazen
Its:	Manager

“Tenant”:

CRG WEST ONE WILSHIRE, L.L.C., a Delaware limited liability company

By: Name:	/s/ Thomas Ray Thomas Ray
Its:	Vice President
MASTER LANDLORD’S CONSENT
     The undersigned, as Master Landlord under the Master Lease, acknowledges and agrees that it is familiar with, and has read and understands, all of the provisions of this Lease, and hereby consents to this Lease as a sublease of the Premises under the Master Lease and all of the terms and conditions contained in this Lease, (including, without limitation, the paragraph immediately preceding the Summary). Master Landlord further agrees that (a) in the event of the cancellation or termination of the Master Lease prior to the expiration date or earlier termination of this Lease (for any reason other than as a result of Tenant’s Default under this Lease), Master Landlord shall immediately either (A) recognize this Lease in writing as a direct lease between Master Landlord and Tenant (upon all of the terms and conditions set forth in this Lease) and attorn to Tenant hereunder and perform all of Landlord’s covenants, duties, liabilities and obligations under this Lease thereafter to be performed, including, without limitation, with respect to any continuing defaults (and by execution of this Lease, Tenant hereby agrees, under such circumstances, to recognize this Lease as a direct Lease between Master Landlord and attorn to Master Landlord hereunder), or (B) enter into a new Master Lease with a third party
Meet Me Room Sublease

which is affiliated with Master Landlord (a “Substitute Tenant”) (subject to Section 23.19 of this Lease) on terms substantially similar to the terms of the Master Lease in all material respects, and shall simultaneously cause such Substitute Tenant to assume in writing the Landlord’s obligations under this Lease (such that any such Substitute Tenant would become the Landlord under this Lease), and (b) in the event of any such recognition or new lease, Tenant’s possession, use and occupancy of the Premises under this Lease, and Tenant’s rights and remedies under this Lease shall not be disturbed or interfered with by Master Landlord (provided Tenant is not in Default under this Lease), subject, however, to Master Landlord’s (or Substitute Tenant’s, as the case may be) rights and remedies under this Lease (as landlord) in the event of such recognition and attornment or new lease, as the case may be (and, without limiting the foregoing, Master Landlord will not join Tenant as a party defendant for the purpose of terminating Landlord’s interest and estate under the Master Lease). Master Landlord, Landlord and Tenant shall execute such documents as may be reasonably necessary to effectuate such direct lease and/or new Master Lease upon the terms and conditions set forth hereinabove. By execution of this Lease, Landlord hereby assigns and transfers to Master Landlord Landlord’s interest in all rentals and income arising therefrom; provided, however, that until a default shall occur in the performance of Landlord’s obligations as tenant under the Master Lease, Master Landlord agrees that Landlord may receive, collect and enjoy the rents accruing under this Lease. In no event shall the Master Lease be amended so as to adversely affect Tenant’s rights or remedies under this Lease, or increase any of Tenant’s duties, covenants, obligations, liabilities, costs or expenses under this Lease. If Master Landlord fails to perform any of its obligations under the Master Lease, or if Landlord otherwise fails to cause Master Landlord to perform the obligations required under this Lease (including, without limitation, as a result of any bankruptcy proceeding), then, without limiting any of Tenant’s other rights or remedies, Tenant shall be subrogated to any rights and/or claims Landlord may have against Master Landlord and/or any of the Master Landlord Parties in connection therewith (and, without limiting the foregoing, Tenant shall have all other subrogation and similar rights as may be available at law and/or in equity). The provisions of this Master Landlord’s Consent shall inure to the benefit not only of Tenant, but also of its heirs, personal representatives, successors and assigns, and shall bind and apply to Master Landlord’s heirs, personal representatives, successors and assigns (including, without limitation, any lenders of Master Landlord), and Master Landlord and Landlord shall execute such documents reasonably requested by Tenant to evidence the same.

HINES REIT ONE WILSHIRE LP, a Delaware limited partnership

By:	Hines REIT One Wilshire GP LLC, a Delaware limited liability company

	By: Name:	/s/ Charles N. Hazen Charles N. Hazen
	Its:	Manager
Meet Me Room Sublease

EXHIBIT A

400
CRG WEST - MMR #1
GENERATOR ROOM
GENERATOR ROOM
PUMP ROOM
460
CRG WEST - MMR #2 & #3
470
CRG WEST - MUX #2
MECHANICAL SHAFT
TEL
CRG WEST - MUX #1
410
CONDUIT
CONDUIT/ELEC
ELEC
420
CONDUIT/ELEC
TEL
MECHANICAL SHAFT
ELEC
480
CRG WEST - MUX #3
FAN ROOM
FAN ROOM
ELEC
450
CRG WEST - MMR #4
GENERATOR ROOM
GENERATOR ROOM

EXHIBIT A

EXHIBIT B
EQUIPMENT AND INFRASTRUCTURE

EQUIPMENT / SYSTEM	COMPONENT	QUANTITY	MANUFACTURER	SIZE	LOCATION	COMMENTS / DESCRIPTION
Condenser Water Loop
	Cooling Tower	5	Evapco	600 Tons (Ea.)	31st floor roof
The system distributes condenser water from the 31st floor roof down to the 4th floor. Distribution pipes run vertically through the north air shafts, except on the 18th floor where the pipes traverse Suite 1810. Manifolds are located on various floors to distribute condenser water to users on those floors. Both the supply and return pipe ranges in size from 14” to 8”.

	Pump	6	Armstrong	1,800 GPM	31st floor roof

	Piping		—	8” to 14” - varies by location	North air shaft

	CT Basin Cleaner	5	Lakos	825 gpm w/ 40 micron filter bags	31st floor roof

Utility Bus Duct / Back-up Generator / Paralleling Gear
	Bus Duct U-5		GE Spectra Series	5000 amp/480v	3rd floor roof & electric closets on each floor
5000 amp / 480v bus running from the 3rd floor roof, vertically through electrical closets on each floor. Bus connects to 5000amp 480v Electronic Transfer Switch located on the 3rd floor roof. Provide back up power to Utility Bus Duct 5, via ATS.

	Back-up Generator	2	Catapillar	2.2 MW (3050amps @ 480V)	Equipment pad on surface lot

	Fuel Storage Tank	1	—	8,000 Gallon Diesel Fuel Tank	Equipment pad on surface lot

	Paralleling Gear		General Electric	5000 amp/480v	3rd floor roof

Cooling Tower (for 1st & 2nd floor IDC)

	Cooling Tower	TBD	TBD	TBD	3rd floor roof	To be built in conjunction with 1st and 2nd floor IDC space. System will provide cooling to CRG West leased space.

	Pump	TBD	TBD	TBD	3rd floor roof

	Chiller	TBD	TBD	TBD	3rd floor roof
Note: This exhibit lists major components of the Equipment / Systems, but it is not exhaustive
EXHIBIT B

EXHIBIT B
3RD FLOOR ROOF EQUIPMENT
EXHIBIT B
3RD FLOOR ROOF EQUIPMENT

EXHIBIT C
Conduits

Conduit ID	External Diameter	From	From Floor	To	To Floor
0284	4.50	Ste 2850	28	Meet Me Room	4
0474	2.25	Ste 1010	10	P-4	3
0618	4.50	Ste 0803	8	Meet Me Room	4
0665	4.50	Ste 1717	17	Meet Me Room	4
0707	4.50	Ste 1010	10	Meet Me Room	4
0963	4.50	Ste 1150	11	Meet Me Room	4
1087	4.00	Ste 0801	8	Meet Me Room	4
1094	4.50	Ste 0700A	7	Meet Me Room	4
1098	4.00	Ste 0802	8	Meet Me Room	4
1104	4.00	Ste 0801	8	Meet Me Room	4
1111	4.50	Ste 0700	7	Meet Me Room	4
1154	2.25	Ste 1140	11	P-4	3
1179	4.50	Ste 1110	11	Meet Me Room	4
1953		MMR	4		4
1954		MMR	4		4
2352	4.50	Ste 0700	7	Ste. 302	3
2911	4.00	MMR S. Closet	4	MDF	4
2916	4.00	703	7	MDF	4
2924	4.00	1010	10	s. MMR closet	4
2925	4.00	1010	10	MDF	4
2936	4.00	1140	11	4th floor MDF	4
2937	4.00	1900 S. IDF	19	4th floor fan room	4
2938	4.00	1900 S. IDF	19	4th floor fan room	4
2950	4.00	1900 S. IDF	19	4th floor fan room	4
2951	4.00	1900 Eastside	19	4th floor fan room	4
2952	4.00	1900 Eastside	19	4th floor fan room	4
2955	4.00	2800	28	MDF	4
TBD	4.00	2700	28	MDF	4
TBD	4.00	2700	28	MDF	4
TBD	4.00	2700	28	MDF	4
TBD	4.00	2700	28	MDF	4
In addition to the foregoing conduits (and without limiting the foregoing), the Conduits shall also include all existing conduits to the extent to which they terminate (a) solely within the Premises, (b) only within the Premises after entering the Building, (c) within the Premises and a Building point of entry, or (d) within the Premises and upon or immediately beneath the Building roof or other exterior Building penetration.
The parties acknowledge that any rights to conduit set forth herein are subordinate to any rights of use granted to third parties prior to the date hereof. Further, and without limiting the foregoing, Tenant’s rights to use the Conduits shall be subordinate to the rights granted prior hereto under the following “footprint” leases between Landlord and the following tenants at the Building:
1. Global Crossing — lease dated June 4, 1992
2. Level 3 (Broadwing) — lease dated October 6, 1989
3. Level 3 (Looking Glass) — lease dated November 9, 2001
4. Telepacific — lease dated November 15, 1990
5. Time Warner (undocumented single innerduct) — lease dated October 20, 1995
6. US Colo — lease dated June 25, 2003
7. Verizon (8th floor MCI) — lease dated April 10, 1990
8. Verizon California (undocumented single innerduct) — lease dated September 22, 1997
EXHIBIT C

EXHIBIT D
INTENTIONALLY DELETED
EXHIBIT D
Meet Me Room Sublease

EXHIBIT E — TENANT’S SHARE

		Pro-Rata
Location	RSF	Share
Premises Components (each of the following deemed a Component)
Suite 400	6,141	0.9283%
Suite 410	258	0.0390%
Suite 420	452	0.0683%
Suite 450	2,094	0.3165%
Suite 460	1,456	0.2201%
Suite 470	154	0.0233%
Suite 480	293	0.0443%

Total	10,848	1.6398%

Pro-Rata Share for OPEX & RE Taxes	RSF	%
Total Space	10,848	1.6398%
Less:
Parking Level Storage

Net	10,848	1.6398%

Building RSF (net of space on P1-P5)	661,553
EXHIBIT E

EXHIBIT F
UTILITY AND GENERATOR POWER
One Wilshire Building
Base Building Utility and Generator Power Supplied to CRG West Premises

		GENERATOR POWER		UTILITY POWER
DESCRIPTION	SUITE	(AMPS OF 480 VOLT)	GENERATOR #	(AMPS OF 480 VOLT)	COMMENTS
U1A
MMRATS-9 SE	4thfl.MMR	400	1	350
MMR/ATS-10/NE	4th Floor	200	2	150
MMR4ATS#T4	4th Floor	225	6	250

U4
MMR\ATS-12/S.FANRM	4thfl.MMR	225	4	225
MMR4-ATS #13	4thfl.MMR	400	4	400

TOTALS		1,450		1,375
GENERATOR INFORMATION
CATION	#
4TH FLOOR — SOUTHEAST CORNER	1
4TH FLOOR — NORTHEAST CORNER	2
3RD FLOOR ROOF	3
3RD FLOOR ROOF PLATFORM	4
30TH FLOOR — SOUTHEAST CORNER	5
4TH FLOOR — SOUTHWEST CORNER	6
EXHIBIT F
UTILITY AND GENERATOR POWER

EXHIBIT G
THE ONE WILSHIRE BUILDING
RULES AND REGULATIONS
     Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.
     1. Tenant shall not alter any lock or install any new or additional locks, bolts or card key access systems on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Tenant to Landlord for the Premises, and any additional keys or cards required by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.
     2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.
     3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.
     4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes, UPS systems, switching equipment and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness and structural integrity as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.
     5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.
EXHIBIT G

EXHIBIT G
     6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.
     7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.
     8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.
     9. Tenant shall not overload the floor of the Premises. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.
     10. Except for dry or gel cell batteries used in connection with Tenant’s UPS System, Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.
     11. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.
     12. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.
     13. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.
     14. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.
EXHIBIT G

EXHIBIT G
     15. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.
     16. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.
     17. Tenant shall use reasonable best efforts to participate in recycling programs undertaken by Landlord.
     18. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Los Angeles, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.
     19. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
     20. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.
     21. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or the Common Areas.
     22. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.
     23. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors,
EXHIBIT G

EXHIBIT G
invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.
     24. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.
     25. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.
     26. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.
     27. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.
     28. Tenant shall not purchase spring water, towels, janitorial or maintenance or other similar services from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with the security and proper operation of the Building.
     29. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.
Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.
EXHIBIT G

EXHIBIT H
MEMORANDUM OF SUBLEASE
EXHIBIT H

Meet Me Room Sublease

Recording requested by and after recording, return to:
Jeffer, Mangels, Butler & Marmaro
XXXX
XXXX
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(Space above this line is for recorder’s use)
MEMORANDUM OF SUBLEASE
          This Memorandum of Sublease is made as of August ___, 2007, by and among HINES REIT ONE WILSHIRE SERVICES, INC., a Delaware corporation (“Sublandlord”), CRG WEST ONE WILSHIRE, L.L.C., a Delaware limited liability company (“Subtenant”), and HINES REIT ONE WILSHIRE LP, a Delaware limited partnership (“Owner”), with reference to the following facts:
          A. Owner, an affiliate of Sublandlord, is the owner of certain real property commonly known as One Wilshire, located at 624 S. Grand Avenue, in the City of Los Angeles, County of Los Angeles, State of California, as more particularly described on Exhibit A attached hereto (the “Property”).
          B. Owner and Sublandlord have entered into that certain unrecorded Lease dated as of August ___, 2007 (the “Master Lease”), pursuant to which Owner leases to Sublandlord, and Sublandlord leases from Owner, certain portions of the Property (the “Leased Premises”), in accordance with the terms and conditions contained in the Master Lease.
          C. Sublandlord and Subtenant have entered into that certain unrecorded Lease (which is, in fact, a sublease) dated as of August ___, 2007 (the “Sublease”), pursuant to which Sublandlord leases to Subtenant, and Subtenant leases from Sublandlord, the Leased Premises, in accordance with the terms and conditions contained in the Sublease.
          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:
          1. Premises. Subject to the terms and conditions set forth in the Master Lease, Owner has leased to Sublandlord the Leased Premises. Subject to the terms and conditions set forth in the Sublease, Sublandlord has subleased to Subtenant the Leased Premises.
          2. Subtenant-Owned Property. Pursuant to the terms and conditions of the Sublease, Subtenant has ownership of certain systems, equipment and other property at the Property, both inside and outside of the Leased Premises.

          3. Term of Sublease. Subject to all terms and conditions set forth in the Sublease, the initial length of the term of the Sublease is currently Ten (10) years from the Lease commencement date (which date is on or around August 1, 2007), subject to extensions and/or earlier termination in accordance with the terms of the Lease. Subtenant has three (3) separate 5-year renewal options, as set forth in the Sublease.
          4. Owner Obligations. Owner has executed a consent to the Sublease, which is part of the Sublease. Pursuant to the terms and conditions of the Sublease, Owner has certain recognition and other obligations in favor of Subtenant, all on the terms and conditions set forth in the Sublease. Additionally, pursuant to the terms and conditions of the Sublease, Subtenant has certain subrogation rights with respect to certain claims against Owner, on the terms and conditions set forth in the Sublease.
          5. Conflict. In the event of any conflict between the provisions of the Sublease and the provisions of this Memorandum of Sublease, the provisions of the Sublease shall prevail.
          6. Counterparts. This Memorandum of Sublease may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.
[Signatures on following page]

     IN WITNESS WHEREOF, the parties have executed this Memorandum of Sublease as of the first date written above.

“OWNER”		“SUBLANDLORD”

HINES REIT ONE WILSHIRE LP,		HINES REIT ONE WILSHIRE SERVICES,
a Delaware limited partnership		INC., a Delaware corporation

By:	Hines REIT One Wilshire GP LLC,
	a Delaware limited liability company	By:

Name:

Its:

By:

Name:

Its:

“SUBTENANT”
CRG WEST ONE WILSHIRE, L.L.C.,
a Delaware limited liability company

By:

Name:

Its:

EXHIBIT “A”
LEGAL DESCRIPTION
PARCEL 1:
ALL THAT PARCEL OF LAND LOCATED IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, COMPRISING (1) LOT “A” OF TRACT NO. 1523, AS PER MAP RECORDED IN BOOK 20 PAGE 13 OF MAPS, (2) LOT “A” OF TRACT NO. 10427, AS PER MAP RECORDED IN BOOK 158 PAGE 39 OF MAPS, AND (3) PORTIONS OF THE SUBDIVISION OF LOTS 4, 5, 9 AND 10 OF BLOCK 20 OF ORD’S SURVEY, AS PER MAP RECORDED IN BOOK 3 PAGE 43 OF MISCELLANEOUS RECORDS, ALL IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AND BEING MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:
BEGINNING AT THE INTERSECTION OF THE SOUTHEAST LINE OF GRAND AVENUE, 80 FEET WIDE, WITH THE SOUTHWEST LINE OF TRACT NO. 667, AS PER MAP RECORDED IN BOOK 17 PAGES 30 AND 31 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, SAID POINT OF BEGINNING BEING SOUTH 37 DEGREES 16 MINUTES 25 SECONDS WEST ALONG SAID SOUTHEAST LINE OF GRAND AVENUE, 125.56 FEET FROM THE SOUTHWEST LINE OF SIXTH STREET, 70 FEET WIDE; THENCE SOUTH 52 DEGREES 10 MINUTES 05 SECONDS EAST ALONG SAID SOUTHWEST LINE OF TRACT NO. 667, 112.00 FEET TO THE MOST SOUTHERLY CORNER OF SAID TRACT NO. 667; THENCE NORTH 37 DEGREES 33 MINUTES 55 SECONDS EAST ALONG THE SOUTHEAST LINE OF SAID TRACT NO. 667, 0.33 FEET TO A POINT IN THE SOUTHWEST LINE OF LOT “C” OF SAID SUBDIVISION OF LOTS 4, 5, 9 AND 10 IN BLOCK 20 OF ORD’S SURVEY; THENCE SOUTH 52 DEGREES 06 MINUTES 05 SECONDS EAST ALONG THE NORTHWEST LINES OF LOTS “C” AND “D” OF SAID SUBDIVISION OF BLOCK 20 OF ORD’S SURVEY, 56.04 FEET TO THE BISECTING CENTER LINE OF SAID BLOCK 20 OR ORD’S SURVEY, ALSO KNOWN AS THE DIVISION LINE BETWEEN PARCEL 1 AND 2 ON THE MAP ATTACHED TO THE QUITCLAIM DEED, RECORDED IN BOOK 6753 PAGE 384, OFFICIAL RECORDS; THENCE SOUTH 37 DEGREES 35 MINUTES 05 SECONDS WEST ALONG SAID BISECTING CENTER LINE, 55.88 FEET TO THE SOUTHEASTERLY PROLONGATION OF THE SOUTHWEST LINE OF LOT “H” OF SAID SUBDIVISION OF BLOCK 20 OF ORD’S SURVEY; THENCE SOUTH 52 DEGREES 05 MINUTES 00 SECONDS EAST ALONG THE SOUTHEASTERLY PROLONGATION OF THE SOUTHWEST LINE OF LOT “H” OF SAID SUBDIVISION OF BLOCK 20 OF ORD’S SURVEY, 1.01 FEET TO THE MOST EASTERLY CORNER OF LOT “A” OF SAID TRACT NO. 10427; THENCE ALONG THE SOUTHEASTERLY LINE OF LOT “A” OF SAID TRACT NO. 10427 AND ALONG THE SOUTHEASTERLY LINE OF LOT “A” OF SAID TRACT NO. 1523, AS FOLLOWS:

SOUTH 35 DEGREES 26 MINUTES 00 SECONDS WEST 2.32 FEET, SOUTH 36 DEGREES 17 MINUTES 85 SECONDS WEST WEST 54.94 FEET AND SOUTH 37 DEGREES 54 MINUTES 00 SECONDS WEST 145.63 FEET TO THE MOST SOUTHERLY CORNER OF LOT “A” OF SAID TRACT NO. 1523; THENCE NORTH 51 DEGREES 55 MINUTES 00 SECONDS WEST ALONG THE SOUTHWEST BOUNDARY OF SAID LOT “A” OF TRACT NO. 1523, 168.18 FEET TO THE MOST WESTERLY CORNER OF SAID LOT “A”; THENCE NORTH 37 DEGREES 16 MINUTES 25 SECONDS EAST ALONG THE NORTHWEST BOUNDARIES OF LOT “A” OF TRACT NO. 1523, LOT “A” OF TRACT NO. 10427, AND SAID SUBDIVISION OF LOTS 4, 5, 9 AND 10 OF BLOCK 20 OF SAID ORD’S SURVEY, SAID NORTHWEST BOUNDARIES ALONG BEING THE SOUTHEAST LINE OF GRAND AVENUE, 257.73 FEET TO THE POINT OR PLACE OF BEGINNING.
PARCEL 2:
THE SOUTHERLY 96 FEET OF LOT 7, BLOCK 2O, OF ORD’S SURVEY, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 53 PAGE 66, ET. SEQ., OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; ALSO BEING KNOWN AS LOT A OF TRACT NO. 811, AS PER MAP RECORDED IN BOOK 16 PAGE 81 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
PARCEL 3:
THE RIGHTS GRANTED TO THE FRANCHISEE PURSUANT TO THAT CERTAIN ORDINANCE GRANTING A FRANCHISE TO ONE WILSHIRE ARCADE IMPERIAL, LTD., TO INSTALL AN UNDERGROUND PRIVATE LINE TELECOMMUNICATIONS FACILITY IN THE PUBLIC RIGHT OF WAY OF GRAND AVENUE, City of Los Angeles NO. 172203, FOR THE TERM, UPON AND SUBJECT TO ALL OF THE PROVISIONS CONTAINED IN SAID ORDINANCE, WHICH FRANCHISE RELATES TO THE FOLLOWING DESCRIBED REAL PROPERTY:
THAT PORTION OF GRAND AVENUE, 80 FEET WIDE, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON MAP OF Tract No. 1523, Recorded IN BOOK 20, PAGE 13 OFFICIAL RECORDS MAPS, RECORDS OF SAID COUNTY, WITHIN A 3 FOOT WIDE STRIP OF LAND, THE CENTERLINE OF SAID STRIP LYING PARALLEL WITH AND 55 FEET NORTHEASTERLY, MEASURED AT RIGHT ANGLES, FROM THE CENTERLINE OF WILSHIRE BOULEVARD, 80 FEET WIDE, PER FIELD BOOK 14609-17 ON FILE IN THE OFFICE OF THE CITY OF ENGINEER.

SAID STRIP SHALL BE EXTENDED OR SHORTENED TO TERMINATE SOUTHEASTERLY IN THE SOUTHEASTERLY RIGHT OF WAY LINE AND NORTHWESTERLY IN THE NORTHWESTERLY RIGHT OF WAY LINE OF SAID GRAND AVENUE.
END OF LEGAL DESCRIPTION

STATE OF	)
)
COUNTY OF	)
On , 2007, before me, , personally appeared ,

[ ] personally known to me	[ ] proved to me on the basis of satisfactory evidence
to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.

Signature of Notary

(SEAL)
CAPACITY CLAIMED BY SIGNER:

[ ]	Individual(s)	[ ]	Attorney-In-Fact
[ ]	Partner(s)	[ ]	Subscribing Witness
[ ]	Trustee(s)	[ ]	Guardian/Conservator
[ ]	Corporate	[ ]	Other:
Officer(s)
Title(s)

Name of Instrument: MEMORANDUM OF SUBLEASE

STATE OF	)
)
COUNTY OF	)
On , 2007, before me, , personally appeared ,

[ ] personally known to me	[ ] proved to me on the basis of satisfactory evidence
to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.

Signature of Notary

(SEAL)
CAPACITY CLAIMED BY SIGNER:

[ ]	Individual(s)	[ ]	Attorney-In-Fact
[ ]	Partner(s)	[ ]	Subscribing Witness
[ ]	Trustee(s)	[ ]	Guardian/Conservator
[ ]	Corporate	[ ]	Other:
Officer(s)
Title(s)

Name of Instrument: MEMORANDUM OF SUBLEASE

STATE OF	)
)
COUNTY OF	)
On , 2007, before me, , personally appeared ,

[ ] personally known to me	[ ] proved to me on the basis of satisfactory evidence
to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.

Signature of Notary

(SEAL)
CAPACITY CLAIMED BY SIGNER:

[ ]	Individual(s)	[ ]	Attorney-In-Fact
[ ]	Partner(s)	[ ]	Subscribing Witness
[ ]	Trustee(s)	[ ]	Guardian/Conservator
[ ]	Corporate	[ ]	Other:
Officer(s)
Title(s)

Name of Instrument: MEMORANDUM OF SUBLEASE